P R O X Y



                          THE SOUTHSHORE CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints Kenneth M. Dalton with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of The Southshore Corporation held of record by the undersigned on March 5, 1999, at a Special Meeting of Share-holders to be held on April 16, 1999, or any adjournment thereof.

     1. The sale of substantially all the Company's assets pursuant to a Purchase Agreement and Escrow Instructions for $1,972,680.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     2. The sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park & Recreation District, in the event there is no closing on the Purchase Agreement and Escrow Instructions.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     3. To transact such other business as may properly come before the meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS TO THE
UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, Proxy Statement and Supplement.


Dated:  __________________, 1999.

                                    ________________________________________


                                    ________________________________________
                                    Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SOUTHSHORE CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                    THE SOUTHSHORE CORPORATION

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS




To the Shareholders of The Southshore Corporation


     PLEASE TAKE NOTICE, that a Special Meeting of Shareholders of The Southshore Corporation will be held on April 16, 1999, at 10:00 a.m. at 10750 East Briarwood, Englewood, Colorado, for the following purposes:

     1. To consider the sale of substantially all the Company's assets pursuant to a Purchase Agreement and Escrow
     Instructions.

      2.To consider the sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park
     & Recreation District, in the event there is no closing on the Purchase Agreement and Escrow Instructions.

     3. To transact such other business as may properly come before the meeting.

     Accompanying this notice is a Proxy and Proxy Statement with respect to these matters.

     Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose. The Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on March 5, 1999, will be entitled to vote at the meeting.

                               BY ORDER OF THE BOARD OF DIRECTORS



                                              Kenneth M. Dalton
                                              President

                                              March 12, 1999



      IT IS IMPORTANT THAT YOU SIGN THE ENCLOSED PROXY AND
              RETURN IT TO THE COMPANY IMMEDIATELY.

                    THE SOUTHSHORE CORPORATION
                       10750 East Briarwood
                    Englewood, Colorado  80112


                         PROXY STATEMENT


         Special Meeting of Shareholders - April 16, 1999


                             GENERAL

     A Special Meeting of the Shareholders of The Southshore
Corporation (the "Company") is scheduled for April 16, 1999, for the purpose of considering the sale of substantially all of the Company's assets, pursuant to a Purchase Agreement and Escrow
Instructions ("Purchase Agreement") with Bedford Property
Investors, Inc. (the "Buyer"), dated February 12, 1999.

     The enclosed Proxy is solicited by the Board of Directors of the Company. This solicitation is being made by mail, and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy.

     Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions. Proxies received by the Board of Directors will be voted in favor of all the proposals.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to shareholders on or about
March 12, 1999.

     PROPOSAL TO SELL SUBSTANTIALLY ALL THE COMPANY'S ASSETS

     Recommendation of Board of Directors. The Company's Board of Directors unanimously recommends to the shareholders that the shareholders approve the sale of substantially all the Company's assets to Buyers pursuant to the Purchase Agreement as described herein, and approve a sale to a possible back-up purchaser on similar terms. See "Possible Back-Up Purchaser" below.

     The Purchase Agreement. The Company has entered into a Purchase Agreement and Escrow Instructions dated February 12, 1999 with the Buyer who is a non-affiliate of the Company. Bedford Property Investors, Inc. is a Maryland real estate investment trust with principal executive offices at 270 Lafayette Circle, Lafayette, California 94549. Its common stock trades on the New York Stock Exchange and Pacific Exchange. A copy of the Agreement is attached as Appendix 1.

     Sale of Assets.  Pursuant to the Purchase Agreement, the
Company has agreed to sell the Company's 16 acre water park property to Buyer which constitutes substantially all of its assets (hereinafter "the Property").

     Purchase Price. As a result of arms'-length bargaining, Buyer has agreed to pay to the Company the sum of $1,972,680 subject to certain conditions, including inspection of the Property. The obtaining of satisfactory financing is not a condition. The Company's obligation is subject to approval of shareholders of the Company. The Purchase Agreement contains provisions standard in typical real estate contracts for title, inspection and survey.
Net proceeds from the sale is expected to be approximately $1,863,400 after payment of sales commission and closing costs.

     Removal of Certain Structures and Improvements. The Purchase Agreement requires the Company to remove the structures on the Property and the water slides, catch pools, wave pool, pumps and related equipment within 90 days after closing. The Buyer, through an escrow, is to retain $150,000 of the purchase price to insure such removal. The Company estimates cost of removal at $50,000; however, it anticipates the recovery of at least $50,000 from the sale of equipment salvaged from the Property.

     Closing. The Purchase Agreement contemplates a closing approximately 50 days from execution of the Purchase Agreement.

     Prior to and as a condition of closing, the Company must call a special meeting of its shareholders for the purpose of seeking approval of the sale transaction. The Company's management, Board of Directors and certain other persons have indicated they intend to vote for the sale of assets at the special meeting of shareholders. See "Required Vote of Shareholders."

     The Buyer. The Buyer is a Maryland real estate investment trust with offices at Lafayette, California and is not affiliated with the Company.

     Background and Reasons for the Sale Transaction. During the past approximate two years, management of the Company has actively sought, without success, to refinance its debt, including its past due property taxes and principal debt of $955,000 which is secured by a lien on the Property which became due in mid-1997. All Company debt, including past due property taxes, approached or exceeded $2 million during the period and is all currently due.

     At December 31, 1998, the Company's current debt of $2,130,254, including property taxes of $630,032 was due. Refinancing was not available because of the history of losses from the Property, exceeding $4,923,000 from the Company's inception in 1991. At the same time the Company was seeking to refinance its debt, it also tested the waters with respect to selling the 16 acre water park. During 1997 and 1998 the Company listed the Property with local commercial realtors, placed ads in trade publications and at water park conventions, and initiated contacts with approximately ten possible prospective purchasers. The Company had material negotiations with at least six possible purchasers, including two Colorado recreation districts. All material discussions related to a purchase price in the $2 million range. Sale of the Property to a recreation district requires approval by the county commissioners in each of the counties in which the recreation district owns or operates property.

     The principal reasons why a proposed sale of the Property was undertaken were:

      (1)That refinancing of debt or obtaining of additional financing was not available;

      (2)The Company had five consecutive years of operating losses from its water park for accumulated loss of $4,923,000 at December 31, 1998;

      (3)The Property is subject to a tax lien certificate issued by Arapahoe County, Colorado, to a New Jersey bank for failure to pay property taxes since the 1993 tax year for an aggregate of approximately $630,000, including accrued interest and which permits the holder at anytime to apply for an Arapahoe County Treasurer's Deed to the Property;

      (4)Management considered the fact that no firm offers to acquire the Property involving cash consideration exceeding that of the Buyer and South Suburban Park & Recreation District, Littleton, Colorado (possible Back-Up Purchaser -see below) had been received by the Company, even though it has publicly announced that the Company was exploring the possibility of making a sale of the Property, and had listed the Property for sale and made other efforts to sell the Property;

      (5)Management considered favorably the structure of the offer by Buyer as a cash transaction because of the need to have cash to pay liens and deliver marketable title;

      (6)Management considered favorably that the Buyer did not condition the proposed sale on the obtaining of acceptable financing and appeared to have financing available at the time of the execution of the Purchase Agreement;

      (7)Management believed that a possible sale to the District was a riskier undertaking because of the approvals required by the three affected counties and their reluctance to permit the district to compete with a private party in any purchase; and

      (8)Management considered the fact that the terms of the Purchase Agreement were the result of arms length negotiations.

     The foregoing are all of the material factors considered by the Board of Directors in approving this sale transaction.

     In view of the wide variety of factors considered in connection with its evaluation of the sale of the Company's assets, management found it impractical to and therefore did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching a decision to approve and recommend to the shareholders the sale of the Company's principal asset pursuant to the Purchase Agreement.

     The Company has not obtained an independent appraisal on the Property and does not have access to any appraisals obtained by prospective purchasers; however, the Property currently is listed with a commercial real estate broker, Cushman Realty Corporation, Denver, Colorado, and the Company is advised by the broker that the 16 acre tract has an estimated fair market value of approximately $2 million. The Company has agreed to pay a sales commission of 5% of the purchase price to Cushman Realty Corporation.

     Recent Vote on Previous Purchase Agreement. Shareholders of the Company, on October 1, 1998, approved the sale of the Property to an entity controlled by Jerry James of Denver, Colorado; however, the entity failed to approve the conditions to go forward with the sale and the agreement was terminated. South Suburban Parks & Recreation District has not taken further steps to acquire the Property and there is no assurance it would be in a position to do so in view of city annexation and other political issues pending in Arapahoe County, Colorado which may affect the status of the Property for acquisition by South Suburban.

     Required Vote of Shareholders. The Purchase Agreement is subject to approval of the sale by the vote of the holders of the Company's shares of common stock. In addition, pursuant to the Colorado Business Corporation Act, Section 7-112-102, a shareholder vote is required for the sale, transfer or other disposition of all or substantially all of a Colorado corporation's property and assets, including its goodwill, not in the usual and regular course of its business. APPROVAL BY A MAJORITY OF THE SHARES ENTITLED TO VOTE ON THIS MATTER IS REQUIRED.

     Release of Lien Securing 10% Notes. In order to sell the Property the Company must obtain a release of a lien securing repayment of $955,000 in 10% promissory notes. The Company had previously obtained agreements from 29 of the 30 holders of such notes representing over $900,000 and believes these noteholders will accept a reduced payment in exchange for release of the lien.

     Possible Back-Up Purchaser. Since April, 1998 South Suburban Park & Recreation District ("District") has been interested in acquiring the Property, has held public hearings, inspected the
Property, obtained an appraisal and environmental audit.   The
District has indicated it is interested in contracting for the purchase of the Property if there is no closing on the current Purchase Contract and if no private party is interested in purchasing the property because the District does not wish to compete with private industry. See Letter from District attached as Appendix 2. Thus, the Company is soliciting authority to sell the Property to the District if the contract with the Buyer does not close. The purchase price under negotiation with the District was $2 million. The authority to sell to the District is limited to a price of at least $2 million and County Commissioner approval in three Colorado counties in which the District operates would be required. Public hearings pursuant to advance notice would be required in each county. Thus the process could easily take several months and there is no assurance that a majority of the Commissioners in each affected county would approve the purchase.

     Company officers and directors holding directly or indirectly the power to vote 812,592 shares, or 31.1% of the outstanding shares, have indicated they intend to vote their shares in favor of the sale transaction. No proxies nor agreements relating to shares held by management have been entered into by members of management.

     Officers and directors of the Company are not affiliated or associated with the Buyer and will have no position at the water park operation, if any, in the future. The Buyer has indicated it intends to redevelop the Property and the Company has agreed to remove the structures and water park features from the Property. The eight acre parking area is to remain in tact.

                RIGHTS OF DISSENTING SHAREHOLDERS

     IF THE SHAREHOLDERS APPROVE THE DISSOLUTION AND LIQUIDATION OF THE COMPANY AS PROPOSED, THEN, AS PROVIDED IN THE COLORADO BUSINESS CORPORATION, ACT, SECTION 7-112-102, DISSENTERS' RIGHTS ARE
AVAILABLE.

     Shareholders of the Company are entitled to exercise dissenters' rights pursuant to the provisions of Sections 7-113-102 and 7-113-103 of the Colorado Business Corporation Act (the
"CBCA"), copies of which sections are included with this proxy statement as Appendix 3. In accordance with these sections, the

Company's shareholders have the right to dissent from the sale of the Company's assets and to be paid the "fair value" of their common stock. (See, CBCA Section 7-113-102) In this context, the term "fair value" means the value of a shareholder's common stock immediately before the Closing Date of the sale. Holders of options to purchase Company common stock have no similar rights of appraisal under applicable Colorado law.

     Under Section 7-113-102 of the CBCA, where a sale of substantially all the corporation's property and assets is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and must include in the notice a copy of Sections 7-113-101-103, 201-209 and 301-302 of the CBCA. This Proxy
Statement constitutes this notice to the shareholders of the Company. The applicable statutory provisions of the CBCA are attached as Appendix 3.

     The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under the CBCA and is qualified in its entirety by the full text of the Sections attached as Appendix 3. Any shareholder who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix 3 carefully because failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under the CBCA.

     A shareholder of the Company wishing to exercise the right to demand payment for his or her common stock must first file, before the vote of shareholders is taken at the Special Meeting, a written notice of intent to demand payment for his or her common stock and must, in addition, not vote in favor of the sale of substantially all the Company's assets pursuant to the Purchase Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR the sale of substantially all the Company's assets, a shareholder who votes by proxy and who wishes to exercise dissenter's rights must (i) vote AGAINST the resolution to sell, or (ii) ABSTAIN from voting on this resolution. A vote against the resolution, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payment for a shareholder's common stock satisfying the requirements of Section 7-113-204 of the CBCA.

     A demand for payment must be executed by or for the shareholder pursuant to a Dissenters' Notice provided by the Company within 10 days after the Special Meeting. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If the common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the Dissenters' Notice for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

     A record owner who holds shares as a nominee for others, such as a broker, may demand payment for the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the Dissenters' Notice should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the Dissenters' Notice will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of common stock who are not record owners and who intend to exercise payment rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of payment rights before the date of the applicable Special Meeting.

     Within 10 days after the Special Meeting in which the sale pursuant to the Purchase Agreement is authorized, the Company will cause to be mailed to each shareholder who has properly asserted dissenter's rights a Dissenters' Notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment; and (ii) a form to be used by the shareholder who dissents, and to demand payment and the date by which such demand must be made. To receive the fair value of his or her common stock a dissenting shareholder must demand payment and deposit his or her certificates within 30 days after the aforesaid notice is given.

     After the Company receives a valid demand for payment, it will cause to be remitted to each dissenting shareholder who has properly asserted dissenter's rights the fair value of his or her shares of Common Stock, with interest at the legal rate computed from the Closing Date. Payment will be accompanied by (i) the financial statements of the Company for its most recently completed fiscal year; (ii) an estimate of the fair value of the common shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (iii) an statement of the dissenter's right to demand payment if he or she is dissatisfied with the payment made as provided in
Section 7-113-209 and a copy of the dissenter's provisions in Sections 7-113-101-103, 201-209 and 301-302 of the CBCA.

     If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of his or her common shares plus interest, the dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value for the common shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after the Company mailed its original remittance.

     Within 60 days after receiving a demand for supplemental payment, the Company must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and the Company) or file a petition in the state courts of Colorado requesting that the court determine the fair value of the common shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with the Company concerning the fair value of their common shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the common shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his or her common shares as determined by the court exceeds the amount originally remitted by the Company.

     Generally the costs and expenses associated with a court proceeding to determine the fair value of the Company's common stock will be borne by the Company, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where the Company has failed to comply with the procedures in Section 7-113-302 pertaining to dissenters' rights discussed above. The court may award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters if the court finds such services were substantial.

     Failure to follow the steps required by the CBCA for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of his or her shares of the Company's common stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under the CBCA in the manner outlined above, could be more than, the same as or less than the value of the cash and assumption of liabilities they would be entitled to as a result of the sale if they did not seek appraisal of their shares.

      ACTIVITIES OF THE COMPANY FOLLOWING THE PROPOSED SALE

     Following the proposed sale of the Property, the Company's assets are expected to consist of refunds of prepaid deposits and cash to the extent that such have not been utilized to pay debt and past due and accrued property taxes without adjustment for operating results through closing of the Purchase Agreement. In view of the fact that the net sale price, approximately $1,863,000 net, is expected to be approximately $200,000 less than the amount due creditors and to pay property taxes, the Company has negotiated with its principal creditors for them to accept less than the full amount due them. Obviously there is no assurance that such negotiations will be successful; however, the fact that the issuance of an Arapahoe County Treasurer's Deed on the property would effectively eliminate the Property as a source of funds to pay creditors, except Arapahoe County, should likely provide incentive to creditors to accept less than full payment for their respective claims. At September 1, 1998, 29 of the 30 holders of 10% notes securing the $955,000 lien on the Property (representing over $900,000) had agreed to accept 75% of the face amount of each of their respective notes. Management believes all holders of the 10% notes will agree to receive the reduced amount in full payment of their notes.

     If and when the Company completes the sale of the water park property and eliminates all or most of its liabilities, management intends to seek out an appropriate, operating, privately-held entity which is seeking to become a publicly-held company and hopefully effect a business combination with such entity. The Company has not made any contacts in that respect, nor established any criteria for such entity, nor engaged any agents for the purpose of locating such an entity. No activities in that respect are expected to occur until after closing on the Purchase Agreement. Obviously, there is no assurance that a suitable entity for a proposed business combination will be located or, if located, that such business combination can be negotiated on terms acceptable to the parties. The Company intends to pursue such course of action in order to provide its shareholders with an opportunity through new assets and new operations in the Company.

                 FEDERAL INCOME TAX CONSEQUENCES

     In General. The following summary of the anticipated federal income tax consequences to the Company of the proposed sale of assets is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

     No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

     The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transactions to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

     Federal Income Tax Consequences to the Company. The sale of substantially all of the assets of the Company pursuant to the Purchase Agreement will be a taxable sale by the Company upon which gain or loss may be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the sale of substantially all of its assets will include the amount of cash received, the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation.

     The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The gains and losses may offset, except that capital losses may be used to offset only capital gains. The Company may recognize a net gain as a result of the sale of all its assets. Nevertheless, the Company believes its net operating loss carryover and its capital loss carryover to the year of sale are sufficient to offset gain, if any. Therefore, the Company believes it will incur no federal income tax liability as a result of the sale of its assets.

         MARKET INFORMATION ON THE COMPANY'S COMMON STOCK

     The Company's common stock is traded on the NASD Electronic Bulletin Board. The range of high and low bid prices set forth below have been obtained from sources believed to be reliable based on reports from the National Association of Securities Dealers.

            Calendar 1996     Calendar 1997    Calendar 1998
Quarter      Low    High       Low    High      Low     High
-------     -----  ------     -----  ------    -----   ------
First        .25    .50        .50     .50      .12     .21
Second       .25    .50        .37     .50      .06     .37
Third        .50    .50        .37     .50      .03     .03
Fourth       .50    .50        .25     .50      .03     .03

     On February 4, 1999 the bid price was $.03. Management is informed that after the sale of the water park property the common stock should continue to be eligible for includion on the Bulletin Board.

     The Company is informed there has been very little volume in trading of its common stock during the above periods.

     The Company has never paid dividends on its common stock. As of February 4, 1999 the Company had approximately 200 shareholders of record, and it is estimated there are approximately 180 beneficial holders of the Company's shares of common stock.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The common stock, par value $.01 per share, of the Company is the only class of stock entitled to vote at the meeting. As of February 4, 1999, the Company had issued and outstanding 2,610,475 shares of common stock. Each shareholder will be entitled to cast one vote in person or by proxy for each share of common stock held by him. Only shareholders of record at the close of business on February 4, 1999 will be entitled to vote at the meeting.

     Information as to the name, address and holdings of each person known by the Company to be the beneficial owner of more than 5% of its common stock as of February 4, 1999, is set forth below. Beneficial ownership of common stock has been determined for purposes of this table based on Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Under this rule, a person is, in general, deemed to be the beneficial owner of a security if the person has or shares voting power or investment power in respect of such security or has the right to acquire beneficial ownership of the security within sixty (60) days.

     Members of management intend to vote all shares of common stock held by them respectively FOR the sale of all the Company's assets pursuant to the Contract to Buy and Sell Real Estate and FOR such sale of all the Company's assets to South Suburban Park and Recreation District as a back-up purchaser.

                                        Amount of
 Name and Address                      Common Stock                 Percent
of Beneficial Owner                 Beneficially Owned              of Class
--------------------                ------------------              --------
Kenneth M. Dalton (1)(2)                  668,419                     25.6%
26 Tamarade Drive
Littleton, CO  80127

Rod K. Barksdale (1)(2)                    88,007                     3.3%
2921 Sopris Avenue
Glenwood Springs, CO  81601

Ren Berggren (1)(2)(3)                          0                      0%
1700 East 68th Avenue
Denver, CO 80229

James F. Silliman, M.D.                   192,142                   7.4%
7408 Greenbriar
Dallas, TX 75225

Keith A. Lowery                           144,734                  5.5%
7477 Singing Hills Drive
Boulder, CO  80301

Michael McCallum                          254,879                  9.8%
2200 Grand Avenue
Glenwood Springs, CO 81601

Officers and Directors                    812,592(4)              31.1%
 as a Group (3 Persons)
____________________

(1)  Directors of the Company.

(2)  Officers of the Company

(3) Mr. Berggren is an officer, director and shareholder of Vancol Industries, Inc. which company owns 56,166 shares of common stock of the Company. He disclaims personal beneficial ownership of the shares of common stock of the Company owned by Vancol Industries, Inc.

(4) For purposes hereof the shares held by Vancol Industries, Inc. are included in the calculation.

                 FINANCIAL AND OTHER INFORMATION

     Pro Forma Financial Information. The following unaudited Pro Forma Balance Sheet at December 31, 1998 gives effect to the proposed sale of substantially all the assets of the Company, as if the proposed April 6, 1999 transaction had occurred on December 31, 1998. No pro forma statement of operations has been presented.
Since after the sale there will be no operations, a pro forma statement of operations would show no material revenue and no material expenses assuming the sale of the Company's assets. The Company's operating season with the water park property was completed September 30, 1998. Closing on the Purchase
Contract is expected to occur shortly after the special meeting of shareholders of April 16, 1999. The Company will have no operating revenues and limited operating expenses of the water park through closing, except prorated property taxes for 1999. Readers are referred to historical financial operating data included herein.

                        PRO FORMA BALANCE SHEET

BALANCE SHEET (Unaudited)     12/31/98        Adjustment         As Adjusted
                              --------      --------------      -------------
CURRENT ASSETS
Cash                            92,196       1,863,400 (1)             56,406
                                            (1,899,190)(2)
Other current assets             8,308               0                  8,308
                              ---------                             ---------
    Total Current Assets       100,504                                 64,714
                              ---------                             ---------

OTHER ASSETS

Property and Equipment,
  -net of accumulated
   depreciation              1,466,632      (1,466,632)(1)                  0
Other assets                    28,768               0                 28,768
                              ---------                             ---------
                             1,495,400                                 28,769

    Total Assets             1,595,904                                 93,482

CURRENT LIABILITIES

Notes Payable-Current          988,323        (748,508)(2)            239,815
Notes Payable-Related
 Parties                        97,400         (97,400)(2)                  0
Payroll Tax Payable                 76             (76)(2)                  0
Property Taxes Payable         630,032        (630,032)(2)                  0
Accrued Interest               191,509        (191,509)(2)                  0
Accounts Payable-Trade          41,534         (41,534)(2)                  0
Deferred Income                  1,000          (1,000)(2)                  0
Accrued Payroll                167,841        (167,841)(2)                  0
Other Accrued Expense           12,540         (12,540)(2)                  0
                              ---------                             ---------
Total Current Liabilities    2,130,254                                239,815

Notes Payable
  -net of current portion        8,750          (8,750)(2)                  0
                              ---------                             ---------
    Total Liabilities        2,139,004                                239,815
                              ---------                             ---------

BALANCE SHEET (Unaudited)          12/31/98       Adjustment      As Adjusted
                                   --------      ------------     -----------
STOCKHOLDERS' EQUITY

Preferred Stock, $.01 Par Value
25,000,000 Shares Authorized;
None Issued and Outstanding

Common Stock, $.001 Par Value
100,000,000 Shares Authorized;
2,610,470 Issued and
Outstanding                            2,611              0             2,611
Additional Paid-In Capital         4,377,574              0         4,377,574
Retained Earnings                 (4,923,285)      (396,768)(1)    (4,526,517)
                                   ----------                       ---------
   Total Stockholders'
     (Deficit)                      (543,100)                        (146,332)

   Total Liabilities and
    Stockholders' (Deficit)        1,595,904                           93,482
                                   =========                        =========

____________________

Notes to Pro Forma Financial Statements

(1) To record proposed sale of property assuming net proceeds from the sale of $1,863,400.

(2)  To record payment of liabilities.

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
The Southshore Corporation
Englewood, CO

We have audited the accompanying balance sheets of The Southshore Corporation as of March 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the three years ended March 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Southshore Corporation as of March 31, 1998 and 1997, and the results of its operations, its cash flows and its changes in stockholders' equity (deficit) for the three years ended March 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                         Schumacher & Associates, Inc.
                         12835 East Arapahoe Road
                         Tower II, Suite 110
                         Englewood, CO  80112
May 11, 1998

                   THE SOUTHSHORE CORPORATION

                             BALANCE SHEETS
                                                       March 31,
                                             1998                    1997
Current Assets                           -----------              ----------
     Cash                              $       1,841           $        3,035
      Accounts receivable                          -                    2,815
     Prepaid expenses                          6,607                    6,223
                                            --------                ---------
       Total Current Assets                    8,448                   12,073
                                            --------                ---------
Other Assets
    Property and equipment, net of
    accumulated depreciation (Note 2)      1,885,031                2,440,948
     Deposits                                 17,245                   17,245
   Debt and other offering costs, net
      of accumulated amortization                  -                    8,347
       Total Other Assets                   1,902,276               2,466,540
                                            ---------               ---------
 Total Assets                             $ 1,910,724            $  2,478,613
                                            =========               =========
Current Liabilities
Notes payable, current portion (Note 3)   $ 1,201,567            $  1,432,071
    Notes and advances payable,
       officer                                 97,400                  97,400
    Property taxes payable (Note 8)           566,762                 483,651
      Accrued interest                        151,176                  89,390
  Accounts payable and accrued expenses        18,926                  37,503
     Deferred income                           31,845                  39,156
                                            ---------               ---------
       Total Current Liabilities            2,067,676               2,179,171

 Notes payable, net of current portion
   (Note 3)                                    37,864                  65,377
                                            ---------               ---------
 Total Liabilities                          2,105,540               2,244,548
                                            ---------               ---------
Commitments and contingencies
  (Notes 3, 4, 7, 8 and 9)                          -                       -

Stockholders' Equity (Deficit)
  Preferred stock, $.01 par value
   25,000,000 shares authorized,
     none issued and outstanding                    -                       -
   Common stock, $.001 par value
     100,000,000 shares authorized,
   2,610,470 issued and outstanding             2,611                   2,611
     Additional paid-in capital             4,377,574               4,377,574
     Accumulated (deficit)                 (4,575,001)             (4,146,120)
                                            ---------               ---------
  Total Stockholders' Equity (Deficit)       (194,816)                234,065
                                            ---------               ---------
Total Liabilities and Stockholders'
  Equity (Deficit)                        $ 1,910,724             $ 2,478,613
                                           ==========              ==========



The accompanying notes are an integral part of the financial statements.

                     THE SOUTHSHORE CORPORATION

                      STATEMENTS OF OPERATIONS

                                         Years Ended March 31,

                                       1998           1997           1996
                                    ----------     ----------      ---------
Revenue
 Sales - gate admissions           $   767,508     $   820,968    $   682,165
Sales - food, beverages and
    merchandise                        232,202         264,497        173,453
                                      --------       ---------       --------
     Total sales                       999,710       1,085,465        855,618

Cost of sales - food,
 beverages and merchandise
 (exclusive of depreciation
    shown separately below)             22,889          23,713         11,078
                                       -------       ---------        -------
     Gross Profit                      976,821       1,061,752        844,540
                                       -------       ---------        -------
Operating Expenses
  Salaries                             237,229         263,272        270,938
   Advertising                         121,595          92,953        125,425
  Depreciation                         558,672         559,751        560,511
  Other                                370,865         452,393        443,457
                                     ---------       ---------      ---------
    Total Operating Expenses         1,288,361       1,368,369      1,400,331
                                     ---------       ---------      ---------
Net (loss) before other income
(expense) and extraordinary items     (288,651)       (282,904)      (544,713)

   Interest (expense)                 (140,421)       (198,687)      (185,251)
Amortization of debt offering
    costs                               (9,809)        (21,050)       (21,050)
   Other                                10,000               -              -
                                      --------        --------       --------
Net (loss) before extraordinary
    items                             (428,881)       (502,641)      (751,014)

Renegotiated debt and interest
    expense forgiven (Note 6)                -               -         88,214
                                       -------         -------       --------
  Net (Loss)                       $  (428,881)      $(502,641)     $(662,800)
                                      ========        ========       ========
Net (Loss) Per Share Excluding
    extraordinary items            $      (.16)      $    (.19)     $    (.32)
                                     =========        ========       ========
Net Income Per Share from
    extraordinary item             $         -       $       -      $     .04
                                    ==========         =======        =======
   Net (Loss) Per Share                   (.16)           (.19)          (.28)
                                    ==========         =======        =======
Weighted Average Number of
    Shares Outstanding               2,610,470       2,610,470      2,374,042
                                    ==========      ==========     ==========

The accompanying notes are an integral part of the financial statements.

                      THE SOUTHSHORE CORPORATION

          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                From March 31, 1995 through March 31, 1998

                                                                 Additional
                                          Number of    Common     Paid-In
                                           Shares      Stock      Capital
                                         ----------  ---------  ------------
Balance at March 31, 1995                 2,137,613  $   2,138  $   3,903,191

Stock issued                                472,857        473        474,383

(Loss) for the year ended March 31,               -          -              -
   1996
Balance at March 31, 1996                 2,610,470      2,611      4,377,574

(Loss) for the year ended March 31,
   1997                                           -          -              -

Balance at March 31, 1997                  2,610,470      2,611     4,377,574

(Loss) for the year ended March 31,
   1998                                            -          -             -

Balance at March 31, 1998                  2,610,470      $2,611  $ 4,377,574
                                           =========      ======   ==========


           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
           From March 31, 1995 through March 31, 1998  (continued)

                                                Deficit
                                               Accumulated        Total
                                               -----------      ----------
Balance at March 31, 1995                   $   (2,980,679)   $      924,650

Stock issued                                             -           474,856

(Loss) for the year ended March 31, 1996          (662,800)         (662,800)

Balance at March 31, 1996                       (3,643,479)          736,706

(Loss) for the year ended March 31, 1997          (502,641)         (502,641)

Balance at March 31, 1997                       (4,146,120)          234,065

(Loss) for the year ended March 31, 1998          (428,881)         (428,881)

Balance at March 31, 1998                      $(4,575,001)      $  (194,816)
                                                 =========          ========

  The accompanying notes are an integral part of the financial statements.

                     THE SOUTHSHORE CORPORATION

                      STATEMENTS OF CASH FLOWS

                                                 Years ended March 31,
                                          1998          1997           1996
                                       ---------      --------     ----------
Cash Flows from Operating
Activities:    Net (Loss)          $   (428,881)   $  (502,641)   $  (662,800)

Adjustments to Reconcile Net
(Loss) to Net Cash Provided by
 Operating Activities:
    Depreciation                       558,672        559,751         560,511

Amortization debt offering cost
and bond discount                        9,809         21,050          21,050

(Increase) in other current assets        (384)        (4,192)              -

Increase (decrease) in accounts
  payable, accrued expenses and
  other                                107,335         48,851        (140,000)
                                       -------        -------        --------
Net Cash Provided by (Used in)
 Operating Activities                  246,551        122,819        (221,239)
                                       -------        -------         -------
Cash Flow from Investing
 Activities:
 Deposits (paid) returned                    -         31,240               -

 Land, property and equipment
   acquired (disposed of)                  272        (25,887)          9,941

(Decrease) in accounts payable,
    construction                             -              -        (368,472)
                                                                      -------
 Net Cash (Used in) Investing
  Activities                               272          5,353        (358,531)
                                         -----         ------        --------
Cash Flows from Financing
 Activities:
  Advances and loans from
   related parties                           -              -          71,000

  Proceeds from notes payable                -         75,000          55,000

Payments made on notes payable        (248,017)      (201,762)        (20,000)

Issuance of stock and warrants,
  net of offering costs                      -              -         474,856
                                                                      -------
Net Cash Provided by Financing
 Activities                           (248,017)      (126,762)        580,856
                                       -------        -------         -------
Increase (Decrease) in Cash             (1,194)         1,410           1,086

Cash, Beginning of Period                3,035          1,625             539
                                        ------         ------          ------
Cash, End of Period                 $    1,841      $   3,035       $   1,625
                                      ========        =======         =======
Income Taxes Paid                   $        -      $       -       $       -
                                      ========        =======         =======
Interest Paid                       $   78,635      $ 152,611       $ 113,101
                                      ========        =======         =======

The accompanying notes are an integral part of the financial statements.

                    THE SOUTHSHORE CORPORATION

                  NOTES TO FINANCIAL STATEMENTS


 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------------------------------------
  This summary of significant accounting policies of The Southshore Corporation (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Organization
 --------------
  The Southshore Corporation (the "Company") was incorporated under the laws of the state of Colorado on March 26, 1990. The Company owns 16 acres of land in Arapahoe County, Colorado, upon which it has constructed and is operating a water park. The Company has selected March 31 as its fiscal year end.

  Property and Equipment and Related Depreciation
 -------------------------------------------------
  Property and equipment are carried at cost. The cost of property and equipment is depreciated on a straight-line basis over the estimated useful lives of the related assets, which are 20 years for buildings and 7 years for the remaining assets which consist principally of equipment and facilities.

  Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation account is relieved, and any gain or loss is included in operations.

  Concentrations of Credit Risk
 -------------------------------
  The Company has no material amounts or concentrations of credit risks.

  Debt Offering Costs
 ---------------------
  The Company incurred $105,250 in debt offering costs related to a successful private placement of secured notes. These offering costs were amortized on a straight-line basis over the five year term of the notes.

  Per Share Information
 -----------------------
  Per share information is computed based upon a weighted average number of shares outstanding.

                    THE SOUTHSHORE CORPORATION

 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
    ---------------------------------------------------------------
      Continued
      ---------
  Geographic Area of Operations and Interest Rates
 --------------------------------------------------
  The Company operates a water park in Englewood, Colorado. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is in one area, this concentration of operations results in an associated risk and uncertainty.

  Use of Estimates in the Preparation of Financial Statements
 -------------------------------------------------------------
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Advertising Costs
 -------------------
  Advertising costs are expensed as incurred.

  Revenue Recognition
 ---------------------
  The Company recognizes revenue, principally consisting of gate admissions and food and merchandise sales, as earned as customers are admitted to the facility and as food and merchandise are sold to customers.

  Impairment Policy for Long-lived Assets
 -----------------------------------------
  The Company reviews its long-lived assets periodically, and at least annually, to determine if there is any impairment in the carrying values. If management determines that impairments exist, adjustments would be made to the carrying values. As of March 31, 1998 there were no impairment adjustments.

                    THE SOUTHSHORE CORPORATION

  2. PROPERTY AND EQUIPMENT
    ------------------------
    Property and equipment is summarized as follows:

                                                         March 31,
                                                    1998           1997
                                                ------------  ------------
    Buildings                                   $   744,332    $   744,332
    Recreational park facilities                  3,673,082      3,669,486
    Office furniture and equipment                    9,832          9,832
    Equipment                                        98,829        102,697
    Land                                            435,173        435,173
                                                  ---------      ---------
                                                  4,961,248      4,961,520

    Less accumulated depreciation                 3,076,217      2,520,572
                                                 ----------     ----------
                                                $ 1,885,031    $ 2,440,948
                                                 ==========     ==========


 3. NOTES PAYABLE
   ---------------
    Notes payable are summarized as follows:

                                                        March 31,
                                                    1998          1997
                                                ------------  ------------
    Note payable to individual,
    collateralized by 7 1/2 acres
    of real estate, $2,957 per
    month with interest at 8%,
    due March 20, 2000                          $   72,841     $   94,360

    Note payable, interest at prime,
    renewable annually (see below *).              136,590        356,000

    Note payable, interest at 12% per
    annum, collateralized by deed of
    trust, due September 30, 1997                   75,000         75,000

    Notes payable, interest at 10%
    payable semiannually, was due in
    three installments, $10,000
    due June 30, 1995 and 1996, and
    $13,550 due June 30, 1997.                           -         13,550

                    THE SOUTHSHORE CORPORATION

 3. NOTES PAYABLE, Continued
   --------------------------
    Notes payable, private offering
    collateralized through an
    indenture of trust by all of
    the Company's real property
    and improvements subject to
    a second deed of trust on the
    7 1/2 acres above, interest at
    10% payable quarterly which
    commenced June 30, 1993 and
    four equal installments of
    principal which were scheduled
    to commencing June 30, 1994
    net of unamortized discount of
    $1,462 at March 31, 1997
    (see below**)                                  955,000        958,538
                                                 1,239,431      1,497,448
    Less current portion                        (1,201,567)    (1,432,071)

    Long-term portion                          $    37,864    $    65,377


          * In April, 1994, the Company issued a $400,000 convertible promissory note to the Company's President pursuant to an arrangement whereby the President personally obtained a bank line of credit, the proceeds of which were made available to the Company. The note is convertible into up to 177,777 shares of common stock of the Company at $2.25 per share.

          Maturities of notes payable after giving effect to the default provisions are summarized as follows:

               1998                $1,239,431
               1999                    37,864

          The fair market value of notes payable is estimated to be equivalent to the unpaid balance of the notes payable since the interest rates and terms appear to be reasonable and appropriate under the circumstances, based on current rates available to the Company for comparable notes with similar terms and maturities.

                    THE SOUTHSHORE CORPORATION

    3. NOTES PAYABLE, Continued
      --------------------------
          ** The provisions of indenture relating to the 10% secured notes contain various covenants pertaining to limitations on restricted payments (such as dividends, aggregate officers' compensation in excess of defined limits, etc.) based on maintenance of working capital and tangible stockholders' equity parameters. There are also limitations on total debt allowed. Also, the Company failed to make required 25% per year repayments of the $955,000 of notes payable outstanding. A note holder with a principal balance of $100,000 has threatened litigation against the Company. As of March 31, 1998, the entire balance of these notes payable have been shown as a current liability in the financial statements since the notes are in default.

 4.       STOCKHOLDERS' EQUITY
         ----------------------
          Common Stock Options
         ----------------------
          A shareholder of the Company has loaned $97,400 to the Company with interest rates ranging from prime to 12% per annum. As of March 31, 1998, none of the amounts loaned has been repaid. $82,400 of the balance of the notes payable of $97,400 is convertible at the shareholders option into common stock of the Company since the balance was not paid when due. The payable to the shareholders is uncollateralized.

          The President was granted an option to acquire 61,250 shares at $1.10 through December 25, 1999. The President also has an option to purchasd 177,777 shares. See Note 3 above.

          Incentive Stock Option Plan
         -----------------------------
          During January of 1991, the Company adopted an incentive stock option plan for employees of the Company. The Company reserved 200,000 shares of its common stock for this plan. The option price shall be determined by the Company but shall not be less than fair market value on the date of grant. Options may be granted under the plan for terms up to January of 2001.

 5.       INCOME TAXES
         --------------
          The Company uses the straight-line depreciation method for financial reporting purposes over 20 and 7 year estimated useful lives. The Company has elected to use the straight-line method over the Modified Accelerated Cost Recovery System ("MACRS") recovery periods of 31.5 and 7 years for income tax reporting purposes.

                    THE SOUTHSHORE CORPORATION

 5.       INCOME TAXES, CONTINUED
         -------------------------
          As of March 31, 1998, there are no current or deferred income taxes payable. As of March 31, 1998, the Company has total deferred tax assets of approximately $1,600,000 due to operating loss carryforwards and the depreciation timing differences described above. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the entire $1,600,000. Thus, no tax assets have been recorded in the financial statements as of March 31, 1998.

          The Company has available at March 31, 1998 certain unused net operating loss carryforwards which may be applied against future taxable income expiring in various years through 2012. The amount which may be carried forward varies resulting from past and possible future changes in stock ownership, including warrant and stock options outstanding. The Company estimates that it has carryforwards of approximately $2,500,000 currently available.

 6.       RENEGOTIATED DEBT AND INTEREST
         --------------------------------
          During the year ended March 31, 1996 the Company renegotiated the balance of a debt and accrued interest to a creditor downward from $278,214 to $190,000, an adjustment of $88,214. Of this amount $30,674 was principal and $57,540 of accrued interest. The $88,214 renegotiated debt and interest expense was accounted for as an extraordinary item in the statement of operations and amounted to a reduction of the net loss per share of $.04. The source of the repayment of the renegotiated debt was principally from proceeds of notes payable to shareholders and others.

                    THE SOUTHSHORE CORPORATION

 7.       CONTINGENCIES, GOING CONCERN
         ------------------------------
          As of March 31, 1998, the Company has accumulated losses aggregating $4,575,001 and had a working capital deficiency of $2,059,228. The Company is attempting to sell substantially all of its assets to pay its current debt and delinquent taxes. Management is hopeful such a sale will materialize and allow the Company to continue as a going concern. The Company's ability to continue as a going concern depends upon its success in obtaining additional funding, increasing its debt financing and/or improving its operating results, or the sale of its assets. There is no assurance that the Company will be successful in these efforts. Thus, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8.        DELINQUENT PROPERTY TAXES
         ---------------------------
          As of March 31, 1998 the Company had $566,762 property taxes payable, the majority of which are delinquent. In addition, included with other accrued interest in the financial statements is $140,120 of accrued interest on delinquent property taxes. Failure to pay these taxes and accrued interest could eventually result in loss of ownership of the property.

9.        SUBSEQUENT EVENT
         ------------------
          A special meeting of the shareholders of the Company is scheduled for September, 1998 for the purpose of considering the sale of substantially all the Company's assets for $2,000,000.

PART I -FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS
-----------------------------
THE SOUTHSHORE CORPORATION

BALANCE SHEET (Unaudited)

                                               March 31        December 31
                                                 1998              1998
                                               --------        -----------
   CURRENT ASSETS

   Cash                                         1,841             92,196
   Acounts Receivable                               0              8,308
   Notes Receivable                                 0                  0
   Inventory                                        0                  0
                                          ___________      _____________
         Total Current Assets                   1,841            100,504

   OTHER ASSETS

   Land                                       435,173            435,173
   Property and Equipment,
     -net of accum depr. of
   $3,076,217 and $3,497,511 Respect.       1,449,858          1,031,459
   Deposits                                    17,245             17,045
   Prepaids                                     6,607             11,723
   Other Assets                                     0                  0
   Debt Offering Costs,
     -net of accum amort                            0                  0
                                          ___________      _____________
        Total Assets                        1,910,724          1,595,904

   CURRENT LIABILITIES

   Notes Payable -Current                   1,068,852            988,323
   Notes Payable -Related Parties             233,990             97,400
   Payroll Taxes Payable                        1,649                 76
   Property Taxes Payable                     566,762            630,032
   Accrued Interest                           151,176            191,509
   Accounts Payable -Trade                     17,048             41,534
   Deferred Income                             31,845              1,000
   Accrued Payroll                                227            167,841
   Other Accrued Expenses                           0             12,540
                                           __________     ______________
        Total Current Liabilities           2,071,550          2,130,254

   Notes Payable
     -net of current portion                   33,989              8,750
   Notes Payable -Related Parties
     -net of current portion                        0                  0
                                          ___________      _____________
        Total Liabilities                   2,105,539          2,139,004

   STCOCKHOLDERS' EQUITY

   Preferred Stock, $.01 Par Value
     25,000,000 Shares Authorized
     None Issued and Outstanding

   Common Stock, $.001 Par Value
     100,000,000 Shares Authorized;
   2,610,470 issued and outstanding
   respectively                                2,611              2,611

   Additional Paid-In Capital              4,377,574          4,377,574
   Retained Earnings                      (4,575,000)        (4,923,285)
                                        _____________       _____________
        Total Stockholders' Equity          (194,815)          (543,100)

        Total Liabilities and
        Stockholders' Equity               1,910,724          1,595,904

THE SOUTHSHORE CORPORATION

STATEMENT OF OPERATIONS
(Unaudited)

                                           Three Months     Three Months
                                           Ended Dec 31,    Ended Dec 31,
                                               1998             1997
                                           -------------    -------------
   Revenue

   Sales -Admissions                             1,540              1,973
   Sales -Food, Merchandise                          0                  0
   Sales -Other                                      0                  0
   Corporate Sponsorships                            0                  0
                                            __________       ____________
        Total Sales                              1,540              1,973


   Cost of Sales                                     0                  0
                                            __________       ____________
   Gross Profit                                  1,540              1,973


   Operating Expenses

   Salaries & Bonuses                            7,833             18,804
   Payroll Taxes                                 6,649              1,514
   Operating Supplies                              343                698
   Chemicals                                         0                  0
   Repairs & Maintenance                           162                627
   Advertising                                       0              2,346
   Outside Services                              2,367              2,961
   Utilities                                     5,314              4,947
   Insurance                                     8,244             10,156
   Depreciation & Amort                        140,539            139,847
   Property Taxes                               24,374             13,151
  Other                                          6,288              2,912
                                            __________       ____________
        Total Operating Exp                    202,113            197,964


   Excess of Expense Over
   Revenue (Before Other
   Income/Expense)                            (200,573)          (195,991)

   Other Income                                      0                  0
   Interest Expense (Net)                      (18,034)           (46,456)
   Amort. of Debt Offering                           0             (1,462)
                                            -----------         ----------
        Net Profit(Loss)                      (218,607)          (243,909)

   Net Profit (Loss) Per Share                   (0.08)             (0.09)

THE SOUTHSHORE CORPORATION

STATEMENT OF OPERATIONS
(Unaudited)

                                              Nine Months      Nine Months
                                              Ended Dec 31,    Ended Dec 31,
                                                  1998             1997
                                              ------------     ------------
   Revenue

   Sales -Admissions                               777,847         767,508
   Sales -Food, Merchandise                        207,778         203,882
   Sales -Other                                      4,195           4,730
   Corporate Sponsorships                           10,500          17,750
                                              ____________      __________
        Total Sales                              1,000,320         993,870


   Cost of Sales                                    24,284          22,889
                                              ____________      __________
   Gross Profit                                    976,036         970,982


   Operating Expenses

   Salaries & Bonuses                              464,158         217,979
   Payroll Taxes                                    40,565          28,932
   Operating Supplies                                9,771           9,798
   Chemicals                                        12,229          10,784
   Repairs & Maintenance                            18,560          16,148
   Advertising                                      65,803         120,999
   Outside Services                                 33,289          21,463
   Utilities                                        85,047          90,008
   Insurance                                        28,121          30,201
   Depreciation & Amort                            421,294         419,486
   Property Taxes                                   73,017          69,658
   Other                                            26,558           6,066
                                               ___________     ___________
        Total Operating Exp                      1,278,411       1,041,523


   Excess of Revenue over Expense
   (Before Other Income/Expense)                  (302,375)        (70,542)


   Other Income                                      9,257           5,668
   Interest Expense (Net)                          (55,167)       (143,329)
   Amort. of Debt Offering                               0          (9,809)
                                               ____________      __________

        Net Profit(Loss)                          (348,285)       (218,011)

   Gain (Loss) Per Share                             (0.13)          (0.09)


THE SOUTHSHORE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

From March 31, through December 31, 1998
(Unaudited)

                             Number          Additional   Retained
                               of     Common  Paid-In     Earnings
Date                         Shares   Stock   Capital    (Deficit)     Total
-------------------------  ---------  -----  ---------  -----------  --------
Balance at March 31, 1998  2,610,470  2,611  4,377,574  (4,575,000)  (194,815)

Net Profit(Loss) 9 Months
Ended December 31, 1998                                   (348,285)  (348,285)

Balance at Sept. 30, 1998  2,610,470  2,611  4,377,574  (4,923,285)  (543,100)



THE SOUTHSHORE CORPORATION

STATEMENT OF CASH FLOWS
(Unaudited)

                                            Nine Months        Nine Months
                                            Ending Dec 31      Ending Dec 31
                                                 1998               1997
                                            -------------      -------------

   Cash flows from Operating Activities

   Net Profit(Loss)                             (348,285)           (218,011)


   Adjustments to Reconcile Net(Loss)
   to Net Cash (Used In) Operating Activities

   Amortization and Depreciation                 421,294             429,295
   (Increase)  in Accounts Receivable             (8,308)              2,815
   (Increase) in Inventory                             0              (3,767)
   Increase in Accounts Payable
   and Accrued Expenses                          275,825              99,511

   Other, net                                     (5,116)            (33,103)
                                               __________          __________

   Net Cash (Used In) Operating Activities       335,409             276,738



   Cash flows from Investing Activities

   Deposits                                          200               (240)
   Land, Property, Equipment                      (2,895)            (5,779)
                                               __________         __________

   Net Cash (Used In) Investing Activities        (2,695)            (6,019)



   Cash flows from Financing Activities

   Increase(Decrease) Debt                      (242,359)          (273,908)
   Issuance of Stock, Net of Offering Costs            0                  0
                                                _________        ___________

   Net Cash Provided by Financing Activities    (242,359)          (273,908)
                                               __________         __________

   Increase(Decrease) in Cash                     90,355             (3,188)


   Cash, Beginning of Period                       1,841              3,035

   Cash, End of Period                            92,196               (153)
                                               _________         ___________


   Income Taxes Paid                                   0                  0

   Interest Paid                                   6,069             72,175

                            THE SOUTHSHORE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998
                                   (Unaudited)

(1)   Summary of Accounting Policies
------------------------------------
     A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

  (a)  General
       -------
     The Southshore Corporation ("Company") was incorporated under the laws of Colorado on March 26, 1990 for the purpose of engaging in any lawful business. The company operates a waterpark in southeast Denver metro area.

  (b)  Unaudited Financial Statements
       ------------------------------
     The accompanying financial statements have been prepared by the registrant without audit and are the responsibility of the Company's management. Management is of the opinion that all adjustments that should be made to the accompanying financial statements in order for them to present fairly the financial position, results of operations and cash flows for the periods presented have been made.

     Management has elected to omit substantially all the footnote disclosures required by generally accepted accounting principles.

     The accompanying financial statements should be read in conjunction with the Company's audited financial statements as of March 31, 1998. The results of operation for the period ended December 31, 1998 are not indicative of the operating results for the full year.

  (c)  Property and Equipment
       ----------------------
    Property and equipment are stated at cost. The original park water features are depreciated using a straight line method based on a 7 year estimated useful life. A 20 year estimated useful life on a straight line basis is utilized on the buildings. Park improvements since 1994 have been depreciated using a modified accelerated cost recovery method over 31.5 years for buildings and 7 years for equipment.

(2)  Liquidity and Capital Resources
------------------------------------
    See Management's Discussion for disclosure related to liquidity and capital and the related contingencies and commitments.

(3)  Net Profit and Loss Per Common Share
-----------------------------------------
    Net profit and loss per common share for the three month period ended December 31, 1998 and 1997 has been computed based on the weighted number of shares outstanding during the respective periods.

(4)  Bank Line of Credit - Note to President
--------------------------------------------
    On April 25, 1994, the Company issued a five year promissory note in the amount of $400,000 to its President. The note was issued pursuant to an arrangement whereby the President became personally obligated and personally secured a $400,000 bank line of credit, the proceeds of which were made available to the Company. The Company is required to pay interest on the line at the bank's prime rate. The Company's President has the right to purchase common stock at $2.25 per share in an amount equal to what he is at risk on the bank line of credit. On default of the note he may convert the outstanding balance to common stock at $1.00 per share. At December 31, 1998, the balance was $0.00.

(5)  10% Secured Notes -$970,000
--------------------------------
    The Company was required to pay down the principal balance of its outstanding 10% Secured Notes by 25% on September 30, 1994, June 30, 1995, June 30, 1996 and June 30, 1997 respectively. The Company failed to make most of these payments, however it has obtained deferrals from holders of $735,000 in these notes as to payments of principal through September 30, 1997. The Company failed to make these payments due September 30, 1997. Additionally, the trustee under the Indenture relating to these notes resigned as trustee effective November 4, 1994.

(6)  Property Tax Lien
----------------------
    First Union National Bank (New Jersey) holds a property tax certificate from Arapahoe County, Colorado in the amount of $532,537 plus interest of $189,687, at December 31, 1998, on the Company's 16-acre water park property. The tax certificate draws interest at 13% per annum and may be converted into a tax deed at the request of First Union. The Company would have the right to redeem the certificate for a period of approximately three to five months from the time First Union requests a deed by paying the full amount of the property tax certificate plus accrued interest (a total of $722,224 at December 31, 1998). As of the date of this report First Union has not requested Arapahoe County to issue a tax deed.

SELECTED FINANCIAL DATA

          Following is a summary of selected financial data. See the financial statements included herein for more complete information.

Summary Balance Sheet Data:

                                       As of        As of        As of
                                      3/31/98      3/31/97      3/31/96

Total Assets..........              $ 1,910,724  $ 2,478,613  $ 3,028,190
Total Liabilities.....              $ 2,105,540  $ 2,244,548  $ 2,322,158
Long Term Obligations.              $    37,864  $    65,377  $   953,098
Working Capital.......              $(2,059,228) $(2,167,098) $(1,362,589)
Stockholders' Equity..              $  (194,816) $   203,391  $   706,032


Summary Balance Sheet Data:  (continued)

                                                   As of        As of
                                                  3/31/95      3/31/94

Total Assets..........                          $ 3,649,607  $ 3,991,676
Total Liabilities.....                          $ 2,724,957  $ 2,545,949
Long Term Obligations.                          $   145,632  $   129,058
Working Capital.......                          $(2,556,580) $(2,306,874
Stockholders' Equity..                          $   924,650  $ 1,447,727


Summary Operating Data:

                                       Year        Year         Year
                                       Ended       Ended        Ended
                                      3/31/98     3/31/97      3/31/96

Sales................               $  999,710   $1,085,465   $  855,618
Net Loss.............               $ (428,881)  $ (502,641)  $ (693,474)
Net loss Per Share...               $     (.16)  $     (.19)  $     (.28)
Net Loss Per Share
 Before Extraordinary
 Items...............               $ (428,881) $  (502,641)  $ (751,014)
Net Loss Before
 Extraordinary Items.               $     (.16) $      (.19)  $     (.32)


Summary Operating Data: (continued)

                                      Year         Year
                                      Ended        Ended
                                     3/31/95      3/31/94

Sales................              $ 1,021,747  $   838,098
Net Loss.............              $(1,023,077) $(1,334,382)
Net loss Per Share...              $      (.57) $      (.79)
Net Loss Per Share
 Before Extraordinary
 Items...............              $ (1,023,077)$(1,334,382)
Net Loss Before
 Extraordinary Items.              $      (.57) $      (.79)

                                       Summary Balance Sheet
                                           Data as of
                                       12/31/98     12/31/97

Total Assets                         $ 1,595,904  $ 2,033,021
Total Liabilities                    $ 2,139,004  $ 2,047,775
Long Term Obligations                $     8,750  $    42,073
Working Capital                      $(2,029,750) $(1,881,236)
Stockholders' Equity                 $  (543,100) $   (14,654)


                                      Summary Operating Data
                                      For Nine Months Ending
                                      12/31/98      12/31/97

Sales                                 $1,000,320    $ 970,982
Net Loss                              $ (348,285)   $(218,011)
Net Loss Per Share                    $    (.13)    $    (.09)



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS - YEAR ENDED MARCH 31, 1998

Financial Condition

  At March 31, 1998, working capital was a negative $2,059,228 as compared to a negative $2,167,098 at March 31, 1997, a decrease of approximately $108,000.

  The principal items contributing to the working capital shortfall are operating losses, currently due promissory notes and currently due property taxes.

  At March 31, 1998, the Company's shareholders' equity was a negative $(194,816), down from $234,065 at March 31, 1997, due primarily to operating losses for fiscal 1997.

Results of Operations - Fiscal 1998 Compared to Fiscal 1997

  Revenues for 1998 were down slightly over 1997 with decreases in both gate admissions and food and beverage due primarily to the affect of an unseasonably cold June 1997 on park attendance. The Company contracts out its food and beverage service for a percentage of the sales. Expense amounts for 1998 by items were slightly less than in 1997. Elimination of depreciation of $558,672, a non-cash item, would result in profitable operations for fiscal 1998. As a percentage of gross profit, operating expenses, exclusive of depreciation and interest, declined from 98% in fiscal 1996 to 74% in fiscal 1997 to 72% in fiscal 1998.

  Interest expense for fiscal 1998 was $58,266 less than fiscal 1997 due to reduction in outstanding indebtedness of approximately $340,000 and lower interest rates on one note to the Company's president. Amortization of debt offering costs was only $9,809 for fiscal 1998 because it was the last period in which such expense was allocable and the $9,809 was all that remained.

Results of Operations - Fiscal 1997 Compared to Fiscal 1996

  Revenues for 1997 were up 27% over 1996 with increases in both gate admissions and food and beverage. The Company continued to contract out its food and beverage service for a percentage of the sales. Expense amounts for 1997 by items were approximately the same as 1996 except for professional and consulting fees which showed further reduction as the Company's requirements for legal and other services declined 76% and advertising expenses were 27%
lower.   Elimination of depreciation of $559,751, a non-cash item,
would result in profitable operations for fiscal 1997. As a percentage of gross profit, operating expenses, exclusive of depreciation and interest, declined from 98% in fiscal 1996 to 74% in fiscal 1997.

Results of Operations - Fiscal 1996 Compared to Fiscal 1995

  Revenues for fiscal 1996 were lower than fiscal 1995 by $166,129 largely because the Company contracted its food service for 1996 with an outside vendor and merely received a fee for the sale of food of $173,453, compared to $353,709 for food sales by the Company for 1995. However, substantial savings on the cost of sales ($11,078 for 1996 vs. $78,181 for 1995) and salaries
($270,938 for 1996 vs. $348,318 for 1995) justifies the decision which resulted in lower total revenues. Gross profits for 1996 were approximately $100,000 less than 1995 and total operating expenses for 1996 were nearly $300,000 less than 1995. Thus, net loss for 1996 was approximately $330,000 less than the loss for 1995. Of the loss of $693,474 for 1996, $560,511 represents a non-cash item, depreciation. Most of the Company's current park facilities will be fully depreciated in 1998.

  The month of June, 1995, which is approximately one-third of the water park's operating period, was one of the coldest, rainiest Junes ever recorded for the Denver area. This was devastating to park revenues. For June, 1996, the Denver area experienced more typical June weather, with highs usually in the 80's and low 90's.

  Consulting and professional fees have shown a steady decline from fiscal 1994 through fiscal 1996 as the Company's use of lawyers and other professionals has been reduced following the finalization of work-out arrangements with the Company's creditors.

  Interest expense reduction and interest expense forgiven for 1996 reflect results of settlements and pay-offs of construction creditors.

Liquidity and Capital Resources

  At March 31, 1998, the Company had $2,067,676 in current obligations and $8,448 in current assets. Obligations include notes payable of $1,239,431 and property taxes of $566,762.

  The Company has been able to continue, notwithstanding past financial difficulties, only as a result of sales of 920,000 shares of common stock at $1.00 and $482,000 in loans during fiscal 1995 and 1996. The Company's President purchased 500,000 shares of such stock and was the source of $400,000 in loans. Vancol Industries, Inc., a major shareholder, purchased 25,000 shares of stock and loaned the Company $82,400. Rod Barksdale, a director, purchased 25,000 shares of stock. Arthur T. Biddle, a former director, and a Biddle family partnership purchased 40,000 shares of common stock.

  As indicated by the Statement of Cash Flows (page 19), the Company has not obtained funding in the past two years from the sale of its common stock. Rather it has relied primarily upon revenues from operations and a bank line of credit of its president to provide funds for operations. Operating expenses have been reduced each of the past three years; however the Company is yet unable to achieve profitable operations.

  Although the Company has made substantial inroads toward establishing financial stability, it has not yet achieved it. 1998 was the second consecutive year the Company was able to achieve positive cash flow except for payment of real estate taxes. For fiscal 1998 its objectives were to eliminate, restructure or reduce its debt, pay its property taxes and strive to produce profitable operations. These objectives were not achieved. The failure to pay its taxes or restructure or pay its debt could result in loss of the Company's water park property.

  The Company's plan recently has been to sell its water park property for sufficient funds to retire its debt. On June 16,

1998, the Company signed a contract for sale of the property for $2 million. The Company believes the sale proceeds would be sufficient to pay all of the Company's obligations. The Company also has engaged in lengthy negotiations with a local recreation district which has interest in acquiring the property in event the current contract does not close. See Item 1. Business and Proposed Sale of the Company's Water Park. See also Note 7 to financial statements.

Trends

  The industry in which the Company operates depends considerably on disposable income of potential park patrons and is thus more affected by the condition of the local and, to a very limited extent the national economy. The economy in the Denver area is currently relatively strong, which means that more disposable monies would be available for recreational activities such as those available at the Company's facilities. Based on this economic indication, management is hopeful the local economy will provide a good environment for the Company to operate.

Year 2000

  Since the Company expects to sell its water park property soon and attempt to locate another business opportunity, of which there is none under consideration, the Company is not able to meaningfully make any plans or disclosures about how Year 2000 issues may affect the Company or its operations, if any.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS

Financial Condition

     At December 31, 1998, working capital was a negative $2,029,750 as compared to a negative $2,069,709 at March 31, 1998. The principal reasons for the working capital shortfalls are unpaid and accrued property taxes of $630,032, accrued interest on property taxes, trade payables, and $955,000 in notes currently in default. See "Liquidity and Capital Resources" below.

     At December 31, 1998, the Company's shareholders' equity was negative $543,100 down from a negative $194,815 at March 31, 1998, due entirely to operating losses.

Results of Operations -Nine Months Ended December 31, 1998 Compared to Nine Months Ended December 31, 1997.

     Revenues for the current nine months were up slightly as compared to the same period in 1997. The weather for both summers were comparable as monsoonal trends resulting in rain and thunderstorms were prevalent.

     Total operating expenses were up 23% as compared to the comparable period in 1997. Salaries increased 113% as this category reflects non-operational bonuses accrued for key personnel payable mostly upon sale of the waterpark property. Advertising expenditures decreased 45% as management of advertising were brought in-house to save on agency fees and production costs for the season. The cost of operating supplies, chemicals, utilities and repairs and maintenance remained basically the same for the two periods. Outside services expense increased 55% as the need for legal and accounting services has increased due to the pending sale of the property. Depreciation and amortization remained basically the same for the two periods. The interest expense for current period reflects suspension of interest payments to some of its creditors as work-out arrangements are made with debtors, subject to sale of the Company's waterpark property and satisfaction of these obligations. (see Liquidity and Capital Resources)

Results of Operations -Three Months Ended December 31, 1998 Compared to Three Months Ended December 31, 1997.

     Revenues for the current three months were basically the same for both periods, as these revenue are residual from the previous summer season.

     Total operating expenses were down 2% as compared to the comparable period in 1997. This decrease in expenses is due to the layoff of the Operations Manager and the President and CFO reduced to half salary in anticipation of the permanent closing of the waterpark operations and sale of the property. Depreciation and amortization remained basically the same for the two periods. The interest expense for the current period reflects suspension of interest payments to some of its creditors as work-out arrangements are made with debtors, subject to sale of the Company's waterpark property and satisfaction of these obligations.

Liquidity and Capital Resources

     At December 31, 1998, the Company had $2,130,254 in current obligations, primarily composed of notes payables and accrued and past due property taxes. Notes payable of $220,000 due June 30, 1997 and $735,000 due September 30, 1997 are currently in default. These notes are secured by a first mortgage on portions of the waterpark property. The Company's waterpark property is subject to a property tax lien that was issued to a banking institution in New Jersey. The Company could be in a position in the near future where it would have to pay the full amount of this lien or lose title to the property.

     Although the Company has made substantial inroads toward financial stability, it has not yet achieved it. The Company has been attempting to sell its water park property for sufficient funds to retire its debt. The Company has signed contracts with several buyers representing interest and financial ability to close on the property since July 1998. In each case the contracts were subsequently terminated. Management is currently pursuing buyers and has engaged a commercial real estate broker in the Denver area in hopes of facilitating a sale transaction.

     As of December 31, 1998, the company has accumulated losses aggregating $4,923,285. The company is attempting to sell substantially all of its assets to pay its current debt and delinquent taxes. Management is hopeful such a sale will materialize and allow the Company to continue as a going concern. The Company's ability to continue as a going concern depends upon the sale of its assets and the successful merger of the corporation with another entity. Management now believes that pending any new developments the Company's waterpark will not open for the 1999 summer season and the waterpark equipment will most likely be salvaged and sold separate from the real property.

     Therefore, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        LEGAL PROCEEDINGS

  Currently there are no material legal proceedings pending or threatened against the Company or its assets other than a threat of litigation by a holder of $100,000 in secured notes, however this noteholder has indicated he will settle his claim on the same basis offered other noteholders. Any action against the Company on the secured notes would need to be initiated by a trustee under the indenture lien. Currently there is no trustee. Further, there is a tax lien and a note holder lien on the Company's principal asset which could result in proceedings involving title to the property.

                     DESCRIPTION OF BUSINESS

  The Company has been engaged in one business only, that is the ownership and operation of one water park located in the southeast part of the Denver Metro Area. The park is on 16 acres, has various water features, including a wave pool, kiddie pool and various water slides. It also has volleyball courts and offers food and beverages through concession facilities. The facility is open only from Memorial Day through Labor Day, weather permitting. The property is encumbered with a tax lien certificate and two liens securing indebtedness which are currently in default. The auditor's report dated May 11, 1998 raises substantial doubt about the Company's ability to continue as a going concern. See Financial Statements and Management's Discussion and Analysis of Results of Operations for the year ended March 31, 1998 for further details.

                     DESCRIPTION OF PROPERTY

  The Company owns 16 acres of real estate at approximately East
Arapahoe Road and South Havana in the Southeast Denver metro area. The Company's water park, adjacent parking area and administrative offices are located on this property.

                             AUDITORS

  Schumacher & Associates, Inc. served as independent auditors of the Company during the fiscal year ended March 31, 1998. A representative of Schumacher & Associates, Inc., who will have an opportunity to make a statement if he so desires, will be present at the meeting and will be available to respond to appropriate questions.

                          OTHER MATTERS

  The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such proxy in accordance with their best judgment.

  Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                  Kenneth M. Dalton
                                  President





Dated:  March 12, 1999

                            APPENDIXES


Appendix 1  Purchase Agreement and Escrow Instructions -
            Bedford Property Investors, Inc.

Appendix 2  Letter from South Suburban Park & Recreation
            District

Appendix 3  Sections 7-113-101-103, 301-209 and 301-302 of the
            Colorado Business Corporation Act















(C\southsho\bedford\proxy.pre)

                                                                 APPENDIX 1

                        PURCHASE AGREEMENT
                     AND ESCROW INSTRUCTIONS

     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is entered into as of February 12, 1999, by and between, The Southshore Corporation, a Colorado corporation ("Seller"), and Bedford Property Investors, Inc., a Maryland corporation ("Buyer"), for the sale to Buyer of the Property (defined in Section 1.2.8) located in the City of Englewood (the "City"), County of Arapahoe (the "County"), and State of Colorado (the "State"). In consideration of the mutual covenants and agreements set forth in this Agreement Buyer and Seller agree as follows.

                            ARTICLE 1
                     DEFINITIONS AND EXHIBITS

   1.1 Defined Business Terms. Each of the following business terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

      1.1.1  "Agreement Date" is the date first set forth above.

      1.1.2 "Closing" and "Closing Date" shall be five business days after the later of (i) the end of the Inspection Period (defined in Section 1.1.5), including any extension thereof under the terms of this Agreement or
(ii) the date that Seller obtains shareholder approval of the sale as set forth in Section 9.2.1, and shall be the date upon which the Deed (defined in Section 1.2.3) is recorded in the Official Records of the County.

      1.1.3   "Deposit" is Sixty Thousand Dollars ($60,000.00).

      1.1.4   "Extension Deposit" is Forty Thousand Dollars ($40,000.00).

      1.1.5   "Inspection Period" means the period expiring at 6:00 p.m.
San Francisco time forty five days after Buyer's receipt of the Due Diligence Materials (defined in Section 6.1).

      1.1.6   "Inspection Period Extension" is fourteen days.

      1.1.7 "Purchase Price" is One Million Nine Hundred Seventy Two Thousand Six Hundred Eighty Dollars ($1,972,680.00)

   1.2  Other Defined Terms.  In addition to the terms defined in Section
1.1 and elsewhere throughout this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

      1.2.1   "Broker" means Cushman Realty Corporation.

      1.2.2   "Code" means the Internal Revenue Code of 1986, as amended.

      1.2.3 "Deed" means the Special Warranty Deed conveying to Buyer title to the Real Property as provided in Section 7.3.1.

      1.2.4 "Environmental Laws" mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, Hazardous Materials or medical waste.

      1.2.5 "Escrow" that certain Escrow to be opened with the Escrow Holder (defined in Section 1.2.6) with respect to this Agreement and the Closing of the sale of the Property.

      1.2.6 "Escrow Holder" means First American Title Guaranty Company located at 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, CA 94596;
Attention:  Pam Nicolini; FAX:  (925) 927-2190.

      1.2.7 "Hazardous Materials" means any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any of the Environmental Laws, including, without limitation, formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products or by-products, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos or any by-product of same.

      1.2.8 "Property" means all that certain real property consisting of approximately 15.89 acres of land located in Arapahoe County, Colorado, all as more particularly described in Exhibit A attached hereto (the "Real Property") and all rights, permits, appurtenances approvals and other interests associated therewith.

      1.2.9 "Survey" means a survey or updated survey of the Real Property, Appurtenances and Improvements to be obtained by Buyer not later than ten business days after Seller provides Buyer with its 1998 ALTA survey of the Property.

     1.2.10 "Survey Matters" mean any matters affecting title to the Property that are disclosed on the Survey.

     1.2.11 "Title Company" means the title insurance division or affiliate of the Escrow Holder.

     1.2.12 "Title Exceptions" means all of the exceptions to title (excluding the Title Company's preprinted standard exceptions) listed on the Title Commitment (defined in Section 4.1) plus the Survey Matters.

   1.3 Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

       Exhibit A  -  Legal Description
       Exhibit B  -  Special Warranty Deed
       Exhibit C  -  License

                            ARTICLE 2
                        PURCHASE AND SALE
                        -----------------
     Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on all of the terms and conditions hereinafter set forth.

                            ARTICLE 3
                         FINANCIAL TERMS
                         ---------------
      3.1 Purchase Price. The total Purchase Price for the Property shall be paid in cash to Seller at the Close of Escrow.

      3.2 Terms of Payment. Buyer shall pay the Purchase Price to Seller as follows:

      3.2.1 Deposit. Within five business days after the complete execution and delivery of this Agreement by the parties, Buyer shall deliver to Escrow Holder the amount of the Deposit in the form of a check payable to Escrow Holder or by wire transfer of same day funds.

      3.2.2  Investment of the Deposit.  Buyer may instruct the Escrow
Holder to invest the Deposit in such short-term, high-grade securities, interest bearing bank account, bank certificates of deposit or bank repurchase agreements. All income thereon shall belong to Buyer and shall be remitted to Buyer as and when received by Escrow Holder, irrespective of the disposition of the Deposit itself.

      3.2.3  Extension Deposit.  If Buyer elects to extend the
Inspection Period, as provided in Section 6.3, Buyer shall deposit the Extension Deposit into Escrow prior to the expiration of the original Inspection Period. The Extension Deposit shall be immediately released to Seller and shall not be refundable except as expressly provided in this Agreement. The Extension Deposit shall be credited against the Purchase Price.

      3.2.4 Application of the Deposit. The Deposit shall be non-refundable and the property of Seller if and when Buyer delivers to Seller and Escrow Holder all of the following: (i) the Title Notice (defined in Section 4.4), and (ii) the Inspection Approval Notice (defined in Section 6.4). If either the Title Notice or the Inspection Approval Notice is not timely delivered, this Agreement shall be terminated according to its terms, and the Deposit returned to Buyer. If the sale of the Property is consummated, the Deposit shall be applied toward the Purchase Price and the Extension Deposit, if paid to Seller, shall be credited against the Purchase Price.

      3.2.5  Payment of the Purchase Price.  On or before the Closing
Date, Buyer shall deposit the balance of the Purchase Price with Escrow Holder. The amount required to be deposited hereunder shall be reduced by the amount of the Deposit and by all credits due Buyer under this Agreement, and increased by all items chargeable to Buyer under this Agreement. Any interest earned on said funds prior to the Closing Date shall be paid to Buyer.

                            ARTICLE 4
                        APPROVAL OF TITLE
                        -----------------
      4.1 Title Commitment. Within five business days after the Agreement Date, if not previously provided to Buyer, Seller shall arrange for delivery to Buyer, a preliminary title report or commitment for an ALTA owner's policy of title insurance, covering the Property, issued by the Title Company, together with legible copies of all exceptions and matters of record referred to therein (said preliminary report or commitment, together with the materials referred to above shall be referred to as the "Title Commitment"). The Title Commitment shall show that Seller has marketable and insurable fee simple title to the Property.

      4.2 Survey. Within five business days after the Agreement Date, if not previously provided to Buyer, Seller shall deliver to Buyer its August 1998 ALTA survey of the Property. Buyer shall obtain an updated Survey of the Property, as set forth in Section 1.2.9.

      4.3 Title and Survey Review. Buyer shall have until the later of (i) five business days after receipt of the Title Commitment or (ii) five business days after receipt of the Survey, or (iii) five business days after the date hereof, to notify Seller of any Title Exceptions that are not acceptable to Buyer (all such items shall be referred to as "Title Objections"). The failure of Buyer to provide written notice of Title Objections shall be deemed a notice that all Title Exceptions are Title Objections.

      4.4 Seller's Right to Cure. Within five business days after receipt of Buyer's notice of Title Objections, Seller shall provide written notice to Buyer and Escrow Holder as to which, if any, of the Title Objections Seller shall cause to be removed of record or otherwise cured to the satisfaction of Buyer in its reasonable discretion by the Closing Date (the exceptions which Seller agrees to cause to be removed are the "Approved Title Objections"). Seller must cure all exceptions relating to deeds of trust, mortgages, liens or other encumbrances representing monetary liens (other than non-delinquent real property taxes) which can be removed by the payment of money ("Monetary Liens"). If Seller elects not to cure all Title Objections, then Buyer shall have the right, upon written notice to Seller, to acquire the Property subject to the Title Objections, except for the Monetary Liens, without any abatement in the Purchase Price. Within three business days of receipt of Seller's notice of the Approved Title Objections, Buyer shall provide Seller and Escrow Holder notice (the "Title Notice") of whether Buyer is electing to terminate the Agreement or acquire the Property subject to the terms noted above.

     If Seller does not remove an Approved Title Objection or Monetary Lien by the Closing Date, Seller shall be in default under this Agreement, in which case, Buyer, as Buyer's sole and exclusive remedies, shall have the right, but not the obligation, upon written notice to Seller, to either (1) cancel this Agreement and receive a refund of its Deposit, together with all interest thereon, or (2) acquire title to the Property subject to such Approved Title Objection or Monetary Lien and reduce the Purchase Price by the amount reasonably estimated by Buyer to remove or cure such Approved Title Objection or Monetary Lien. In exercising its rights under the preceding sentence, Buyer shall have the right, but not the obligation, to adjourn the Closing Date for thirty days before making such an election.

      4.5 Permitted Exceptions. The Title Exceptions except for (i) any Approved Title Objections and (ii) the Monetary Liens are referred to herein as the "Permitted Exceptions."

      4.6 Owner's Policy. At Closing, Seller shall cause the Title Company to issue to Buyer an ALTA Owner's Policy of Title Insurance (Form B, revised 10/17/70), with extended coverage, insuring fee simple title to the Real Property in Buyer, subject only to the Permitted Exceptions, together with such endorsements required by Buyer at Buyer's cost and expense, unless provided at Seller's request to cure a Title Objection, with liability in the amount of the Purchase Price, and with the standard exceptions or provisions for mechanic's liens, coinsurance, creditor's rights, and mandatory arbitration omitted or modified in a manner reasonably requested by Buyer, without additional cost and expense to Seller, with such reinsurance and coinsurance as Buyer may elect, at its cost and expense, ("Title Policy"). Indemnification of the Title Company by Seller or any other party, in order to induce the Title Company to insure over any Title Objections, or to obtain any endorsement required by Buyer, shall not be allowed except with the prior written consent of Buyer after full disclosure to Buyer of the nature and substance of the indemnity and the matter to be indemnified against, exclusive of Title Company's standard proforma indemnity pertaining to deletion of standard exception for mechanic's liens and similar standard printed exceptions.

                            ARTICLE 5
                              ACCESS
                              ------
     From and after the date of this Agreement, Seller, upon reasonable notice from Buyer, shall allow Buyer and its agents and consultants, continuing access during business hours to the Property, including, without limitation, the right to drill test wells and take soil borings at Buyer's
sole costs and expense.   Any such entry or tests conducted by Buyer shall not
damage, destroy or harm the Property or any improvements thereon or Buyer shall repair and restore the Property to its original condition. Buyer agrees to indemnify and hold Seller harmless from any damage or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigations prior to Closing, but Buyer shall not be responsible for any defects or contamination discovered as a result. This indemnity shall survive the termination of this Agreement or the Closing, as applicable, provided that Seller must give notice of any claim it may have against Buyer under such indemnity within three months of such termination or the Closing Date, as applicable, if the claim involves damage to Seller's Property.

                            ARTICLE 6
                   INSPECTION AND CONTINGENCIES
                   ----------------------------
      6.1 Due Diligence Materials. Except as otherwise set forth below, not later than five days after the Agreement Date, Seller shall deliver to Buyer true and correct copies of all of the "Due Diligence Materials" listed below for review and approval in Buyer's sole discretion. Seller shall notify Buyer in writing when all such items have been so provided to Buyer, and Buyer shall notify Seller within five business days after the date of receipt of such notice of any missing items of which Buyer is aware. Buyer shall promptly notify Seller if after the aforesaid five business day period, Buyer discovers that an item has not been furnished by Seller which was required to be furnished under this section, and Seller shall promptly furnish such items to Buyer; provided, however, that the same shall not delay the commencement of the Inspection Period. The Due Diligence Materials to be provided by Seller are as follows:

      6.1.1 Entitlement Documents. To the extent in Seller's possession or control, copies of the preliminary development plan, final development plan, site plan, subdivision improvement agreement and any other documents issued by Arapahoe County in conjunction with approval of the development of the Property, including any requirements or conditions to developmental approvals.

      6.1.2 Environmental. Copies of any existing Phase I, Phase II or other environmental reports relating to the Property in Seller's possession or control, including, without limitation, any lab tests and communications from and with any governmental agency regarding any environmental matter or remediation work at the Property, without warranty or representation. In addition to the foregoing, within thirty days after the Agreement Date, Seller, at its sole expense, shall provide Buyer with an recertification of the most current Phase I environmental assessment of the Property prepared by Techlaw Inc. ("Recertified Phase I") for a third party prior purchaser under contract for the Property; provided, however, that the delivery of said Recertified Phase I shall not delay the commencement of the Inspection Period.

      6.1.3 Survey. The existing pinned and monumented ALTA survey of the Property completed in August of 1998, which Seller shall not be under obligation to have recertified to Buyer.

      6.1.4 Reports. To the extent in Seller's possession or control, copies of soils reports, geologic reports, archeological reports, wetlands studies or other engineering reports or studies relating to the Property.

     6.1.5 Plans. To the extent is Seller's possession or control, copies of any construction drawings or "as built" plans for utility services installed on the Property; provided, however, that Seller shall not be required to deliver such plans, but they shall be made available to Buyer for its review and copying as hereinafter provided in Section 6.2.

      6.2 Inspection Period. As a condition to Buyer's obligation to purchase hereunder, Buyer shall be entitled to examine the Property, the Due

Diligence Materials, and other economic, governmental, development and marketing feasibility, and physical studies and analyses as Buyer may require (the "Inspection Matters"). During normal business hours and on not less than 24 hours advance notice, Buyer shall have the right to inspect and copy Seller's documents in Seller's possession relating to the Property which are not included in the Due Diligence Materials. The examination, analyses and studies shall be completed during the Inspection Period. Buyer may disapprove any Inspection Matters in its sole and subjective discretion. Subject to the provisions of Article 15 below, Buyer agrees to accept the Property in its "as is" condition.

      6.3 Extension of Inspection Period. If Buyer is unable to satisfy the contingency for review of any of the Inspection Matters within the Inspection Period, Buyer may extend the Inspection Period by depositing the Extension Deposit into Escrow prior to end of the original Inspection Period. The extension shall be for the period of time described in Section 1.1.6. The Extension Deposit shall be immediately released to Seller, shall be non-refundable except in the event of Seller's default, and shall be applied to the Purchase Price.

      6.4 Notice. Buyer shall provide written notice of approval of the Inspection Matters to Seller and Escrow Holder prior to the expiration of the Inspection Period or the Inspection Period Extension, if applicable (the "Inspection Approval Notice"). If Buyer does not provide written notice of approval of the Inspection Matters to Seller and Escrow Holder, this Agreement shall be terminated on the expiration of the Inspection Period or the Inspection Period Extension, if applicable. On such termination the Deposit shall be returned to Buyer, and there shall be no further obligation on the part of either party. The Extension Deposit shall not be refundable in such event.

                            ARTICLE 7
                        ESCROW AND CLOSING
                        ------------------
      7.1  Closing.  The Closing shall occur on the Closing Date set forth in
Section 1.1.2.

      7.2 Escrow. Within two business days after the complete execution and delivery of this Agreement by Buyer and Seller, the parties shall deliver a fully executed copy of this Agreement to Escrow Holder. This Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, and upon the opening of escrow, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Upon Escrow Holder's request, the parties shall execute such additional and supplementary escrow instructions as may be appropriate or required by Escrow Holder to enable the Escrow Holder to comply with the terms of Agreement; provided, however, that if there is any conflict or inconsistency between such general provisions and this Agreement, this Agreement shall control.

      7.3 Seller Deliveries in Escrow. Prior to the Closing, Seller shall deliver to Escrow Holder for delivery to Buyer the following:

      7.3.1  Deed.  The Deed, in the form attached hereto as Exhibit B.

      7.3.2 FIRPTA Affidavit. Either (i) an affidavit from Seller, in form, scope and substance reasonably satisfactory to Buyer and Escrow Holder, reaffirming Seller's representation and warranty that it is not a foreign person under Section 1445 of the Code, or (ii) a withholding certificate issued by the Internal Revenue Service, pursuant to Section 1445(a)(4) of the Code and the regulations promulgated thereunder, which excuses Buyer from any withholding obligations under Section 1445 of the Code, or (iii) if Seller fails to deliver the affidavit described in clause (i) above or the withholding certificate described in clause (ii) above, a certificate, affidavit or other written evidence sufficient to establish that Buyer is not otherwise required to deduct and withhold a portion of the Purchase Price pursuant to the Code and the regulations promulgated thereunder in connection with the transactions contemplated herein.

      7.3.3 Owner's Affidavit. Such affidavits, other evidence of title, partnership agreements, certificates of partnership, corporate articles, by-laws, certificates of good standing, resolutions, consents and the like from Seller and/or other third parties as may be required by the Title Company, on or in forms required by the Title Company in order to issue the Title Policy (hereinafter defined) as specified in this Agreement.

      7.3.4 Closing Statement. Seller's approval of the closing statement prepared by the Escrow Holder.

      7.4 Seller Deliveries to Buyer. Concurrently with the Closing, or as soon thereafter as possible, Seller shall deliver to Buyer the following (which at the request of Buyer shall be delivered to Buyer's on-site property manager):

      7.4.1 Plans. To the extent existent and in Seller's possession and control, the final as-built plans and specifications for any utilities or infrastructure improvements, certified by the architect and engineer for the design and construction of the utilities or infrastructure improvements, if available without cost or expense to Seller, or any uncertified plans;

      7.4.2 Survey Assignment. An assignment of Seller's rights under its contract with the surveyor for the preparation of the Survey.

      7.5 Buyer Deliveries in Escrow. At or prior to the Closing Date, Buyer shall deliver to Escrow Holder for delivery to Seller the following:

      7.5.1 Funds. The funds required of Buyer under the terms of this Agreement;

      7.5.2 Closing Statement. Buyer's approval of the closing statement prepared by the Escrow Holder; and

      7.5.3 Authority. Evidence reasonably satisfactory to the Title Company of the power and authority of Buyer to enter into and consummate this Agreement.

      7.5.4 License. The License Agreement attached as Exhibit C if applicable pursuant to the terms of Section 15.1 hereinbelow.

      7.6 Other Documents. Seller and Buyer shall, prior to the Closing Date, execute any and all documents and perform any and all acts reasonably necessary or appropriate to consummate the purchase and sale pursuant to the terms of the transaction set forth in this Agreement. Such documents may include a closing statement reflecting all prorations, adjustments and closing costs, and escrow instructions for Closing, an agreement designating the Escrow Holder as the "Reporting Person" for the transaction pursuant to
Section 6045(e) of the Code and the regulations promulgated thereunder, or such other documentation as the Title Company may reasonably require for the issuance of the Title Policy.

      7.7 Closing Costs. All closing costs or expenses of escrow shall be paid as follows:

      7.7.1 Title Insurance. Seller shall pay the title insurance premium for the Title Policy with coverage in the amount of the Purchase

Price. Buyer shall pay the premium for such endorsements as Buyer may request.

      7.7.2 Recording Fees. Seller shall pay the cost of recording the Deed and any other documents.

      7.7.3 Transfer Taxes. Seller shall pay all state, county and city transfer taxes to convey the Property to Buyer from Seller.

      7.7.4 Other. Buyer and Seller shall each pay one-half of the escrow fees charged by the Escrow Holder. Each party shall be responsible for its own attorneys' fees. Seller shall pay the cost to satisfy all Approved Title Objections and Monetary Liens, including any prepayment charges. If Buyer terminates this Agreement during the Inspection Period, Buyer shall pay for any title and escrow cancellation fees.

      7.8 Prorations. All prorations for general real estate taxes and assessments payable for the current tax year for the Property shall be made as of the Closing Date (the "Adjustment Date"). If the prorations and adjustments are found to be incorrect within twelve months after the Closing Date, Seller and Buyer agree to re-prorate or readjust the same accordingly and promptly pay any sum owed by one party to the other on account of such proration.

                            ARTICLE 8
                           CONDEMNATION
                           ------------
If any portion of the Property is taken by condemnation prior to the Closing Date, Buyer shall have the right, upon written notice to Seller within thirty days after receipt of notice of such taking, to terminate this Agreement and receive its Deposit, together with all interest thereon, and the Extension Deposit. The failure of Buyer to provide such written notice shall be deemed an election to terminate. Buyer shall have the right to extend the Closing Date for thirty days to evaluate the scope of the taking and available condemnation proceeds. If Buyer does not elect to terminate this Agreement as provided above, the parties shall proceed to close under the terms of this Agreement and Seller shall assign to Buyer at the Closing Date the proceeds of the condemnation award.

                            ARTICLE 9
                 CONDITIONS PRECEDENT TO CLOSING
                 -------------------------------
      9.1 Buyer's Conditions. Anything in this Agreement to the contrary notwithstanding, Buyer's obligation to acquire the Property and to perform other covenants and obligations prior to Closing shall be subject to and contingent upon the satisfaction of the following conditions precedent:

      9.1.1  Approval of the Property.  By the end of the Inspection
Period Inspection Period or Extension, if applicable, Buyer shall provide the Inspection Approval Notice. The failure of Buyer to provide the Inspection Approval Notice within said time period shall be deemed a disapproval and the Agreement shall be terminated, and the Deposit (but not the Extension Deposit) returned to Buyer.

      9.1.2 Title Policy. Buyer's review and approval of the proforma Title Policy, containing only the Permitted Exceptions and containing the endorsements required by Buyer, Buyer's timely delivery of the Title Notice, and the commitment by the Title Company to issue the Title Policy on the Closing Date, together with all endorsements, in the form of the proforma Title Policy approved by Buyer.

      9.1.3 No Changes. The physical condition of the Property shall be substantially the same on the Closing Date as on the Agreement Date except that Seller may have begun or completed the Removal defined in Section 15. As of the Closing Date there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing Date would materially adversely affect the value of the Property. As of the Closing Date no proceedings shall be pending or threatened which could cause any adverse modification of the zoning classification applicable to the Property, or any portion thereof, or which would result in any moratorium on development or the availability of utility or other services necessary to any development of the Property.

      9.1.4 Representations and Warranties and Full Performance. All representations and warranties of Seller shall be true, accurate and compete as of the Closing Date, and all covenants and agreements of Seller to be complied with or performed prior to or at Closing shall have been complied with and/or performed.

      9.1.5 Board Approval. Buyer shall have obtained the approval of this Agreement and the transaction herein contemplated from Buyer's Board of Directors. Buyer shall obtain such approval, if at all, and communicate it to Seller in writing, not later than fourteen days after the Agreement Date or this Agreement shall be terminated and the Deposit returned to Buyer.

      9.2. Failure of Satisfaction of Buyer's Conditions. If any one or more of the matters referred to in each of the subsections of Section 9.1 has not been reviewed and approved or waived in writing by Buyer on or before the date set forth therein for each condition precedent, then such condition precedent shall be deemed unsatisfied, the Deposit, together with all interest, shall be returned to Buyer, this Agreement hereby terminated, and neither party shall have any further liability or obligation hereunder, unless the failure of such condition precedent also constitutes a default under or breach of the terms of this Agreement on the part of Seller.

      9.3 Seller's Conditions. Anything in this Agreement to the contrary notwithstanding, Seller's obligation to sell the Property and to perform other covenants and obligations prior to Closing shall be subject to and contingent upon the satisfaction of the following condition precedent:

      9.3.1 Shareholder Approval. Seller shall have obtained the approval of this Agreement and the transaction herein contemplated from Seller's shareholders. Seller shall obtain such approval, if at all, and communicate it to Buyer in writing, not later than sixty days after the Agreement Date unless Buyer agrees to extend the time period for obtaining such approval. On full execution of this Agreement, Seller shall promptly begin the necessary work to obtain the stockholders vote on this sale and diligently attempt to obtain said vote.

      9.3.2 Representations and Warranties and Full Performance. All representations and warranties of Buyer shall be true, accurate and complete as of the Closing Date, and all covenants and agreements of Buyer to be complied with or performed prior to or at Closing shall have been complied with and/or performed.

      9.4 Failure of Satisfaction of Seller's Conditions. If any one or more of the matters referred to in each of the subsections of Section 9.3 has not been reviewed and approved or waived in writing by Seller on or before the date set forth therein for each condition precedent, then such condition precedent shall be deemed unsatisfied, and if the matters set forth in Section
9.3.2 are deemed unsatisfied, the Deposit, together will all interest, shall be retained by Seller (along with the Extension Deposit and accrued interest, if applicable), this Agreement hereby terminated, and neither party shall have any further liability or obligation hereunder.

                            ARTICLE 10
                  REPRESENTATIONS AND WARRANTIES
                  ------------------------------
      10.1 Seller Warranties. Seller hereby represents and warrants to Buyer as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and restated as of) the Closing Date, and each of which shall survive the Closing Date).

     10.1.1  Entity.  With respect to Seller and its business:

     (i) Authority. Except as set forth in Section 9.2.1 above, Seller has all necessary power and authority to own, use and transfer its properties (including the Property) and to transact the business in which it is engaged, and holds all licenses and permits necessary and required therefore, and has full power and authority to enter into this Agreement, to execute and deliver the documents required of Seller herein, and to perform its obligations hereunder.

     (ii) Approvals. Except as set forth in Section 9.2.1 above, Seller is duly authorized to execute and deliver and perform this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without any other approval or consent from any other party (except as set forth in Section 9.2.1) and this Agreement and the other documents required of Seller hereunder shall be binding on and enforceable against Seller.

     (iii) FIRPTA. Seller is not a foreign person or entity under Section 1445 of the Code.

     10.1.2 Title. Seller is the owner of indefeasible fee simple title to the Property.

     10.1.3 Contracts. There are no written or oral: (i) leases or other agreements giving any possessory interest in the Property to a third party; (ii) conditional sales agreements; (iii) sign agreements or licenses;
(iv) service contracts, or (v) other commitments or agreements incidental to the operation, development or ownership of the Property.

     10.1.4  Due Diligence Materials.  Copies of the Due Diligence
Materials to be delivered to Buyer as provided in this Agreement are, to the best of Seller's knowledge true, accurate and complete copies of all documents comprising the Due Diligence Materials, with all supplements, amendments and exhibits thereto. To the best of Seller's knowledge, there are no modifications or other agreements, written or oral, affecting the Due Diligence Materials other than as expressly set forth in the copies delivered to Buyer.

     10.1.5 Litigation. There is no litigation, claim, audit, action, or proceeding pending affecting the Property in any manner except for property tax liens and matters reflected in the proxy filed by Seller dated September 1, 1998 (the "Proxy"). To the best of Seller's knowledge, there is no threatened litigation, claim, audit, action, or proceeding by any public board or body, any governmental or administrative agency or instrumentality, or by any other person or entity affecting the Property in any manner except as disclosed in the Proxy.

     10.1.6 Condemnation. There is no pending or, to the best of Seller's knowledge, threatened condemnation, environmental, zoning or other land-use regulation proceeding against the Property or any portion thereof.

Seller has no knowledge or notice of any public request, plans or proposals for changes in access or other municipal improvements that may affect the Property or result in a tax, levy or assessment against the Property or otherwise detrimentally affect the use, operation or value of the Property.

     10.1.7 Environmental. With respect to environmental matters affecting the Property:

      (i) To the best of Seller's knowledge, the Property is not in violation of any of the Environmental Laws. Neither Seller, nor to the best of Seller's knowledge any third party, has engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under or in the Property, or transported any Hazardous Materials to, from or across the Property in violation of the Environmental Laws.

      (ii) Other than products typically utilized in the operation of a water park, such as chlorine and other pool chemicals no Hazardous Materials have been constructed, deposited, stored, or otherwise located on, under or in the Property by Seller or, to the best of Seller's knowledge, by any third party.

      (iii) Seller has not received notice nor to the best of Seller's knowledge have any Hazardous Materials migrated from other properties upon or beneath the Property.

      (iv) To the best of Seller's knowledge, there are no underground storage tanks at the Property.

     10.1.9 Taxes and Assessments. To the best of Seller's knowledge, there is no (i) proposed increase in the assessed valuation of the Property (except pursuant to the transaction contemplated hereby and semi-annual assessed valuation adjustments and annual increases in real property taxes as each are permitted under applicable law), or (ii) except as disclosed in the Title Commitment or the Proxy, any existing or proposed assessment that has or may become a lien on the Property. As used hereinabove the term "to the best of Seller's knowledge" shall mean the actual knowledge of Ken Dalton and Eric Nelson, without duty of investigation or inquiry. Seller's representations and warranties hereunder shall expire on the date which is 240 days following the Closing Date.

      10.2 Buyer Warranties. Buyer hereby represents and warrants to Seller as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and related as of) the Closing Date, and each of which shall survive the Closing Date):

     10.2.1 Authority. Except as set forth in Section 9.1.5, Buyer has full power and authority to enter into this Agreement, to execute and deliver the documents required of Buyer herein and to perform its obligations hereunder.

     10.2.2 Approvals. Buyer is duly authorized to execute and deliver this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without approval or consent from any party other than Buyer's Board of Directors, which approval shall conclusively be deemed to have been obtained by Buyer's delivery of the Inspection Notice.

                            ARTICLE 11
                            INDEMNITY

      11.1 Seller's Indemnification. Buyer hereby agrees to hold harmless, protect, defend and indemnify Seller from any claims arising out of, in connection with or incidental to any inaccuracy in or breach of any representation or warranty of Buyer or resulting from any breach or default by Buyer under this Agreement or from any claims relating to or arising out of the period of time Seller owned the Property.

      11.13 Survival. Notwithstanding the foregoing or anything else herein to the contrary, the foregoing obligations shall survive the Closing for a period of 240 days.

      11.2 Buyer's Indemnification. Seller hereby agrees to hold harmless, protect, defend and indemnify Buyer from any claims arising out of, in connection with or incidental to any inaccuracy or breach of any representation or warranty of Seller or resulting from any breach or default by Seller under this Agreement or from any claims relating to or arising out of the period of time Seller owned the Property.

                            ARTICLE 12
                        LIQUIDATED DAMAGES
                        ------------------
      12.1 BUYER'S LIQUIDATED DAMAGES. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTIONS OF DAMAGES TO BE
SUFFERED BY
SELLER IN THE EVENT BUYER DEFAULTS UNDER THIS AGREEMENT AND THE
CLOSING DOES
NOT OCCUR AS A RESULT, AND THEY HEREBY AGREE THAT SELLER'S ACTUAL
DAMAGES IN
THE EVENT OF SUCH A BREACH WOULD BE IMPRACTICAL OR EXTREMELY
DIFFICULT TO
DETERMINE.  ACCORDINGLY, THE PARTIES AGREE THAT LIQUIDATED DAMAGES
IN THE
AMOUNT OF THE DEPOSIT THEN MADE UNDER THIS AGREEMENT (INCLUDING
ANY EXTENSION
DEPOSIT RELEASED TO SELLER), ARE AND WILL BE REASONABLE.  IN THE EVENT
OF SUCH
DEFAULT AND FAILURE TO CLOSE, SELLER'S SOLE RECOURSE SHALL BE TO
RECEIVE SUCH
LIQUIDATED DAMAGES, AND BUYER SHALL HAVE NO ADDITIONAL LIABILITY
WHATSOEVER.

        INITIALS:  Seller: ___________    Buyer: ___________

      12.2 Seller's Default. If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller or if a condition precedent cannot be fulfilled because Seller frustrated such fulfillment by some affirmative act or negligent omission, Buyer may either
(1) terminate this Agreement by delivery of notice of termination to Seller, at which time (a) Buyer's Deposit plus all interest accrued thereon and the Extension Deposit shall be immediately returned to Buyer, and (b) Seller shall pay to Buyer any title, escrow, and inspection fees actually incurred by Buyer and any other out-of-pocket expenses actually incurred by Buyer in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants' fees and expenses, and neither party shall have any further rights or obligations hereunder; provided, however that all such actual expenses shall not exceed $30,000.00, or (2) continue this Agreement pending Buyer's action for specific performance and/or actual damages (and not consequential or punitive damages) hereunder, including Buyer's reasonable costs and expenses incurred hereunder.

                            ARTICLE 13
                       BROKER'S COMMISSION
                       -------------------
     Seller and Buyer each represents and warrants to the other that it has not used any broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, other than the Broker. Seller shall pay a commission to the Broker in accordance with the terms of a separate agreement if, and only if, escrow actually closes and regardless of whether the failure to close was caused by Seller's default. Each party indemnifies and agrees to defend, protect and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section.

                            ARTICLE 14
                        GENERAL PROVISIONS
                        ------------------
      14.1 Notice. Any notice, request, demand, consent, approval or other communication (any of which is hereinafter called "Notice") provided or permitted under this Agreement shall be in writing, signed by the party giving such Notice, and shall be deemed to have been given: (a) upon hand delivery,
(b) one day after being deposited with Fed Ex or another reliable overnight courier service, (c) upon delivery if transmitted by facsimile, or (d) two days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

      If to Buyer:      Bedford Property Investors, Inc.
                        270 Lafayette Circle
                        Lafayette, CA 94549
                        Attn.:  Anne Hoffman
                        Fax:  (925) 283-8480

      And a copy to:    Bedford Property Investors, Inc.
                        270 Lafayette Circle
                        Lafayette, CA 94549
                        Attn.:  Dennis Klimmek
                        Fax:  (925) 283-8480

      If to Seller:     The Southshore Corporation
                        10750 E. Briarwood Avenue
                        Englewood, CO 80112
                        Attn.:  Ken Dalton
                        Fax:  (303) 904-6085

      And a copy to:    Cushman Realty, Inc.
                        1999 Broadway, Suite 2500
                        Denver, CO 80202
                        Attn.:  Bill Trinen
                        Fax:  (303) 292-3595

      And a copy to:    Isaacson, Rosenbaum, Woods & Levy
                        633 17th Street, Suite 2200
                        Denver, CO 80202
                        Attn.:  Teresa England
                        Fax:  (303) 292-3152

      And a copy to:    Krys, Boyle, Freedman & Sawyer
                        600 17th Street
                        Suite 2700, South Tower
                        Denver, CO 80202
                        Attn.:  Thomas Boyle, Esq.
                        Fax:  (303) 893-2882

      If to Escrow Holder:    To the address set forth in Section 1.2.6.

     Any party, by notice to the other party, given as set forth above, may change its address for purpose of receipt of any such Notice.

      14.2 Headings. The titles and headings of the various Articles and sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

      14.3 Severability. If any of the provisions of the Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      14.4 Attorneys' Fees. If a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute shall pay any and all reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs, reasonable attorneys' fees and disbursements. Attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment. Such attorneys' fees obligation is intended to be severable from the other provision of this Agreement and to survive and not be merged into any such judgment.

      14.5 Integration. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party against whom enforcement is sought. All exhibits attached hereto are incorporated herein by reference. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

      14.6 Successors and Assigns. This Agreement and all covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees.

      14.7 Assignment. Seller may not assign its rights hereunder without the prior written consent of Buyer. Buyer may assign its rights hereunder so long as Buyer covenants to remain jointly and severally responsible with said assignee for full performance hereof through the Close of Escrow.

      14.8 Time of the Essence. Time is of the essence of every provision of this Agreement.

      14.9 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date.

      14.10 Construction. The parties acknowledge that with respect to the transactions contemplated herein: (a) each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (b) neither party has received from the other any accounting, tax, legal or other advice; and (c) each party has relied solely upon the advice of its own accounting, tax, legal and other advisor.

      14.11 Exclusivity. Seller agrees not to market the Property or show the Property to any other prospective purchasers or to negotiate for the placement of mortgage financing on the Property during the term of this Agreement.

      14.12 Survival. Subject to the terms hereof, all representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the Closing Date and the recordation of the Deed. All statements contained in any certificate or other instrument delivered at any time by Seller in conjunction with the transaction contemplated hereby shall constitute representations and warranties hereunder. All obligations of Seller and Buyer stated in this Agreement, including the indemnifications set forth in Article 11, shall survive the Closing Date.

      14.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which when taken
together shall constitute one agreement.   A signature on this executed
Agreement transmitted by facsimile is as binding on the signatory transmitting such facsimile signature as an original signature.

      14.14 No Offer. The submittal of a draft of this Agreement, or the execution of this Agreement by either party, shall not constitute an offer. Neither party to this Agreement shall be bound to any of its terms until both parties have executed this Agreement and each party has received an original signature copy.

                            ARTICLE 15
                  REMOVAL OF EXISTING STRUCTURES
                  ------------------------------
      15.1 Removal. The Property is currently an operating water park with structures and equipment associated therewith. Not later than 90 days after the Closing Date, Seller shall have completed the Removal, as hereinafter defined. The term "Removal" shall mean the removal of all landscape, walkways, structures, and equipment including pools, ponds, slides, and accessories. Further, at Buyer's election after review of utility plans provided by Seller, Seller shall, as part of the Removal, remove underground utilities or a portion of these utilities to be designated by Buyer. The site shall be left in a clean, tidy and in a reasonably level graded condition free of debris, rubble, or depressions that would create ponding; provided, however, that as to pool and pond areas, Seller shall only be required to level the terrain surrounding any remaining depressions to minimize any runoff ponding in said depression areas, but shall not be required to import fill or
compact said areas.   All cost associated with the Removal shall be the
expense of Seller and shall be paid as set forth herein. In connection with entry onto the Property after the Closing Date to perform the Removal, Seller will execute a License in the form of Exhibit C attached hereto with a starting date of the Closing Date and a termination date 120 days thereafter.

      15.2 Holdback. At the Close of Escrow the Escrow Holder shall hold back in the Escrow One Hundred Fifty Thousand Dollars ($150,000.00) of the Purchase Price that would otherwise be deliverable to Seller. All of such funds held by Escrow Holder shall be referred to herein as the "Holdback Funds" and shall be disbursed to Seller, pursuant to the terms and provisions of this Article 15. The Holdback Funds shall be held in an interest-bearing account for the benefit of Seller except if Buyer completes the Removal as provided in Section 15.5 of this Agreement. If at any time Seller submits a copy of an executed contract for the removal, with a guaranteed maximum price, the amount of the Holdback Funds shall be reduced to 125% of the maximum amount of the contract. Pursuant to this Article 15, the Holdback Funds are intended to be released to Seller and applied toward payment by Seller of costs incurred by Seller in the Removal.

      15.3 Disbursement of Holdback Funds. The Holdback Funds shall be disbursed to Seller upon reasonable approval by Buyer, as follows:

     15.3.1  First Disbursement.  Upon completion of the Removal,
Seller shall submit a "Request for Disbursement" of one-half of the Holdback

Funds to Escrow Holder, with a copy to Buyer. If Escrow Holder does not receive written objections to the Request for Disbursement from Buyer (with reasons for the objections specified) within five business days after receipt of the Request for Disbursement, then Escrow Holder shall distribute the sums set forth in the Request for Disbursement to Seller. If Buyer objects to a Request for Disbursement, Buyer shall set forth in writing the nature and extent of the dispute, and unless the parties can resolve their differences within ten days of such notice, the matter shall be settled by arbitration in accordance with the local Denver rules of the American Arbitration Association.

     15.3.2 Final Disbursement. Any remaining Holdback Funds shall be delivered to Seller thirty days after the completion, except as set forth herein. During the thirty-day period Buyer will test the Property to make certain that there is no contamination of the Property by Hazardous Materials as a result of the Removal effort and give Escrow Holder written notice of whether to release the Holdback Funds to Seller or to hold them on account of contamination. In the event there is contamination, the Holdback will not be released until the parties agree as to the cause of and responsibility for the contamination.

     15.3.3 Payment if Buyer Performs Removal. In the event Buyer assumes responsibility for completion of the Removal in accordance with
Section 15.5 of the Agreement, Buyer shall have the right to receive disbursements from the Holdback Funds for payment of construction invoices and upon completion of all the work (as confirmed by Seller and Buyer). Any balance in the Holdback Funds after payment of the costs of the Removal shall be released to Seller as set forth in Section 15.3.2.

     15.3.4 Escrow Fees. Any Escrow Holder's fees and costs associated with the Holdback shall be borne by Seller.

     15.4 Escrow Exculpation. Escrow Holder is not responsible for the validity, sufficiency or accuracy of any Request for Disbursement and may rely thereon. If any dispute arises between Seller and Buyer or if conflicting demands shall be made upon Escrow Holder regarding the Holdback Funds, Escrow Holder shall not be required to determine the same or take any action with respect thereto.

      15.5 In the event that Seller defaults in its obligations to perform the Removal, or fails to timely complete the Removal, for any reason other than a cause reasonably outside the control of Seller, then Buyer may cause the Removal to be completed. In such event Seller shall assign any contracts for the Removal to Buyer at Buyer's request. Buyer shall submit Requests for Disbursement, subject to Seller's approval, for payment by Escrow Holder, all as set forth in Section 15.3.1, above.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



 BUYER:

Bedford Property Investors, Inc., a
Maryland corporation


By:  /s/ Anne Hoffman
        Anne Hoffman, Sr. Vice
                      President



SELLER:

The Southshore Corporation, a
Colorado corporation


By:   /s/ Kenneth M. Dalton
Name: Kenneth M. Dalton
Its:  President